UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM A-1

TIER II Offering Circular

     AFR INC.

(Exact name of registrant as specified in its charter)

Date: August 1, 2021

Florida	7371	83-4307403
(State or Other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

Kamran Heydari (914) 275-5061

____ 1280 South Alhambra Circle # 1401 Coral Gables, FL 33146.___

Please send copies of all correspondence to our corporate business address: [INFO@AFRFIN.COM]

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE UNITED STATES

SECURITIES AND EXCHANGE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I – END

Preliminary Offering Circular

AFR, Inc.

AFR, INC.

____10,000,000_Shares__

(Securities Offered)

____ Class A Common Stock ___

(Title of Securities Offered)

____$ 50,000,000 __

(Dollar Amount of Securities Offered)

 ____1,500,000 Shares__

(Amount for Sale from Selling Security Holders)

Price to public	Selling Agents and Underwriting Discounts and Commissions (1)	Proceeds to issuer AFR Inc. (2)	Proceeds to Selling Stockholders and other Persons (3)
Per Share $ 5.00	$ 0.00 (TBA)	$ 5.00 (TBA)	$ 5.00 (TBA)
Total	$ 3,800,000	$ 47,500,000.00 (4)	$ 7,500,000.00

(Joint Bookrunning Manager;TBD)

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(Lead Market Maker(LMM)/Direct Market Maker(DMM);TBD) //(Name Of I-Bank –Underwriters;TBD)

Notes:

1.	The Company utilizes an estimate of any underwriting discounts, commissions, and fees of 8%. $50,000,000 multiplied by 8% = $3,800,000. The fees stated do not include fees payable by the company to Direct Market Maker, Brokers Dealers, or other platforms. See “Plan of Distribution.”

2.	The Company utilizes an estimate for proceeds to the issuer is assuming a sale of 10,000,000 shares at $5.00 a share in this offering.

3.	The Company utilizes an estimate for proceeds to selling stockholders assuming a sale of 1,500,000 shares at $5 a share. The discounts and commissions with respect to the Selling Stockholder Shares will be paid by the selling stockholders. Amount for Sale from Selling Security Holders includes insiders and may increase or decrease. See “Plan of Distribution.” The Company will not receive any proceeds from the sale of Selling Stockholder Shares in this offering.

[4].	Securities Offered shall be based on the midpoint range; prior to overallotment to be Announced (TBA). The amount stated assumes that all the Shares offered are sold. The Company may or may not take advantage of our option to sell any additional Shares as described herein. (Note: If issuer intends to rely on to Rule 253(b) And a preliminary Offering Circular is circulated provide a bonafide estimate of the running of the 1. MAX Offering Price,2. MAX Number of Securities offered, or the range must not EXCEED $ 2 for offerings where the -- Upper end of the Range is $ 10 or less.

Currently, our officers and directors own 74,000,000 of our Common Stock and have 100% of the voting power of our outstanding capital stock.

The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be invested in the offering. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this offering are being paid for by the company. There has been no public trading market for the common stock of AFR, INC.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS.

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AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED. GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT. See “Risk Factors” and the other information in this offering circular for a discussion of the factors you should consider before deciding to invest in shares of our common stock. You should rely only on the information contained in this offering circular and the information we have referred you to.

We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this offering circular. If anyone provides you with different information, you should not rely on it. This offering circular is following the offering circular format described in Part II (a)(1)(i) of Form 1-A.

The date of this offering circular is August 1, 2021. The following table of contents has been designed to help you find important information contained in this offering circular. We encourage you to read the entire offering circular.

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TABLE OF CONTENTS

You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with information that is different from that contained in this Offering Circular. This Offering Circular is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The information in this Offering Circular is complete and accurate only as of the date on the front cover regardless of the time of delivery of this Offering Circular or of any sale of our securities.

Page
PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

Title Page	1-3
Table of Contents	4
Offering Summary and Description of Securities	5-10
Selling Security holders	11-13
Not a Shell Company	14
Risk Factors Summary	15-68
Dilution	69-70
Plan of Distribution	71-79
Use of Proceeds	80-83
Description of Business Our Company	84-94
Description of Property	95
Management’s Discussion + Analysis of Financial Condition and Results of Operations	96-103
Directors, Executive Officers and Significant Employees	104-107
Compensation of Directors and Executive Officers	108
Security Ownership of Management and Certain Beneficial Owners	109-110
Interest of Management and Others in Certain Transactions Related Party Transactions	111
Securities Being Offered	112-116
How and Where to Obtain our Information and Filings	117

PART II Part F/S (Financial Statements) F-3	118-127

Part F/S (Financial Statements) F-3	F-3

PART III – EXHIBITS INDEX	128

Exhibits Index	128
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PART – II

OFFERING CIRCULAR SUMMARY

In this offering circular, “AFR, INC.,” the “Company,” “we,” , “AFR:”, “us,” and “our,” refer to AFR, INC., unless the context otherwise requires. Unless otherwise indicated, the term “fiscal year” refers to our fiscal year ending December 31. Unless otherwise indicated, the term “common stock” refers to shares of the company’s common stock.

This offering circular, and any supplement to this offering circular include “forward-looking statements”. To the extent that the information presented in this offering circular discusses financial projections, information or expectations about our business plans, results of operations, products, markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified using words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a numerous of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this offering circular.

This summary only highlights selected information contained in greater detail elsewhere in this offering circular. This summary may not contain all the information that you should consider before investing in our common stock. You should carefully read the entire offering circular, including “Risk Factors” beginning and the financial statements, before making an investment decision.

The Company

AFR Inc. is a C-Corporation, incorporated in Florida in 2019 and is an emerging pre-revenue digital innovation technology platform company with distinct future business units, future products, services, platforms, and assets. The vision of the company is to modernize, revolutionize, and democratize information services, education, technology, and platform industries.

Primary SIC Code: ____7371_______ Secondary SIC Code: __0001831099_

Our corporate business address is: 1280 South Alhambra Circle # 1401 Coral Gables, FL 33146. Our phone number is (914) 275-5061. Our E-Mail address is info@AFRFIN.com. The address of our web site is www.AFRFIN.com. The information at our web site is for general information and marketing purposes and is not part of this report for purposes of liability for disclosures under the federal securities laws.

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The Company has not generated any revenues since inception and sustained an accumulated net loss of (-$4,590) for the period from inception to December 31, 2020. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period.

The Offering.

All dollar amounts refer to US dollars unless otherwise indicated.

Through this offering, we intend to qualify 10,000,000 shares for offering to the public.

We are offering these shares at a price per share of $5.00.

We will receive all proceeds from the sale of the common stock.

Securities being offered by the Company.

10,000,000 shares of common stock at a price of $5.00 per share.

AFR Inc. is registering and consisting of 10,000,000 to 15,000,000 shares of our common stock comprised of (a) up to 8,500,000 newly issued shares of our Class A common stock (“Shares”) and (b) up to an aggregate of 1,5000,000 of our outstanding shares of common stock that may be sold by certain of our management, affiliated existing stockholders (“Selling Stockholder Shares” and together with the Shares, the “Offering Shares”).

The Company intends to initially offer 10,000,000 shares; however, it reserves the right to increase or decrease share sale and pricing ranges. In the event all of the Offering Shares are sold, we may, in our discretion, sell up to 5,000,000 additional newly issued shares (“Additional Shares”) in the offering.

There is no minimum number of Offering Shares that we must sell in order to conduct a closing in this offering.

Offering Price Per Share.

We will sell the shares at price per share of $5.00. Common Stock of the company is being sold for an offering share price of $5.00 (the “Common Stock”). We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the common stock will be used as set forth in the Use of Proceeds Section and the following tables and sections.

Number of shares of common stock outstanding before the offering of common stock.

75,000,000 common shares are currently issued and outstanding.

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Number of shares of common stock outstanding after the offering of common stock.

83,000,000 common shares will be issued and outstanding if we sell all the shares we are offering herein.

The minimum number of shares to be sold in this offering.

None. There is no minimum number of Offering shares that we must sell to conduct a closing in this offering.

Offering Period and Termination of the Offering

This offering period expiration is __ August__,2023.

The Company may at any time and for any reason terminate the offering.

Our offering will terminate upon the earliest of (i) such time as all the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular unless extended by our Board of Directors for an additional 365 days.

The Company may hold an initial closing on any number of Offering Shares at any time during the Offering Period and thereafter may hold one or more additional closings during the Offering Period.

We will close on proceeds based upon the order in which they are received. With respect to Additional Shares, however, we may accept or reject orders at the discretion of the company.

Closings.

Closings will be conducted prior to approval for listing on an exchange, although we will elect to delay trading as the company sees fit.

AFR Inc. is marketing this offering to potential purchasers independently and with the potential future unguaranteed assistance of Direct Market Makers, Investment Banks, Underwriters, Bookrunners, and Joint bookrunning managers. The Company and its prospective bookrunning managers will consider various factors in determining the timing of any additional closings following the initial closing, including the amount of proceeds received at the initial closing and any prior additional closings, and coordination with the commencement of our trading on OTCQB.

We are seeking to raise capital and achieve an exchange listing.

Subscriptions or Stock Purchase.

All subscriptions or stock purchases once accepted by us are irrevocable.

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Restrictions on Investment.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Common Stock Currently Issued and Outstanding.

__75,000,000_____ shares of our Common Stock are issued and outstanding as of the date of this Offering Circular.

Common Stock Issued and Outstanding After Offering.

83,000,000________ shares of Common Stock.

Determination of Offering Price.

The Selling Shareholders intend to sell their shares to purchasers or after the listing in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. Selling Securityholders identified on page 11__ of this Offering Circular intend to sell 1,500,000 shares of Common Stock into the offering. The Company will not receive any of the proceeds from the sale of stock of Common Stock by the Selling Stockholder. The Company will however receive proceeds from the sale of stock excluding Selling Shareholders. Please see Plan of Distribution on page _71__of this Offering Circular.

Pre-Initial Public Offering Restricted Purchasers.

The Company only after receiving effective registration from the Securities and Exchange Commission (SEC) regarding this offering intends to seek purchasers. The company may begin accepting cash proceeds from purchasers seeking to purchase AFR Inc. stock before the Initial Public Offering and Listing of Shares may at the discretion of the company, its board of directors, and management after approval from shareholders be permitted to deposit funds. Purchasers may want to purchase stock before the Offering or listing date thereby requiring the mandatory lock-up or holding requirements detailed in Regulation A Plus Tier 2 regulations which is 1 year required holding period. Accordingly, we will have use of the funds to be received by us once we accept a purchase agreements and funds have cleared. Such funds shall be non-refundable to purchasers except as may be required by applicable law. No Return of Funds Policy. There will not be a return of funds for stock offered and sold or should the offering and listing not be consummated or cancelled.

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Penny Stock Regulations.

Prior to this offering, there has been no public market for our common stock. The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than Five Dollars ($5.00) per share or an exercise price of less than Five Dollars ($5.00) per share. Our common stock may be deemed to be “penny stock” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. For transactions covered by these rules and under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. The broker-dealer must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such disclosure may include commissions payable to the broker-dealer or registered representatives and current bid and offer quotations for the securities. Monthly statements must be sent disclosing recent price information for the penny stock held in the customers’ account, account’s value, and information on the limited market in penny stocks. Purchasers in this Offering will likely find it more difficult to sell their Common Stock shares in the secondary market. Broker-dealers may encounter difficulties in their attempt to buy or sell shares of our common stock, which may affect the ability of the Selling Shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales and disclosure requirements could impede the sale of our stock even if our common stock is publicly traded. Liquidity for our common stock may be decreased, with a corresponding decrease in the price of our common stock. Our shares are likely to be subject to such penny stock rules for the foreseeable future.

Description of Securities Being Offered and Share Disclosures.

1. The Total Number of Shares:

__100,000,000 Shares__

2. Total Amount For each class of Securities Authorized:

__1 Class /100%

3. Number of Shares Outstanding:

__75,000,000 Shares__

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4. Freely Tradable Shares (Public Float):

__1,500,00 Shares plus Offering Sales of __15,000,000 Shares.

5. Number of Beneficial Shareholders Owning At least 100 shares:

__2__

6. Total Number of Shareholders of Record:

__2__

Best efforts offering:

We are offering shares on a “best efforts” basis through_(TBD)___,_____member FINRA and SIPC https://www.TBD.com/). If the Company is making the offering, the language “Officers and Director will offer the shares on a “best efforts” basis and will not receive any discounts or commissions for selling the shares. All subscription information including Anti-Money Laundering compliance will be provided by and submitted, as necessary.

Market for the common shares:

Our common stock is not listed for trading on any exchange or automated quotation system. There can be no assurance that any market for our common stock or any of our other securities will ever develop.

The information in this offering circular assumes that all of the Shares offered are sold.

The Company has not taken advantage of our option to sell any Additional Shares as described herein.

A person’s indication of interest involves no obligation or commitment of any kind.

No money or consideration is being solicited, and if sent in response, may not be accepted.

No offer to buy the securities can be accepted nor can any part of the purchase price be accepted until after the Offering Circular is qualified by the SEC, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification end date.

We have filed a registration statement on Form A-1 (including an Offering Circular) with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. The Offering Circular in our registration statement is available for investors.

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ITEM 2: Selling Securityholders

This Offering Circular relates to the resale of up to _1,500,000_shares of our common stock by the Selling Shareholders. The Selling Shareholders, as applicable, shall have the sole and absolute discretion to sell some, all or none of its shares in this Offering and not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any time on any stock exchange, market or trading facility on which the shares are traded or in private market transactions under this Offering Circular. The Selling Shareholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Currently there are no definitive agreements, arrangements, or understandings with the Selling Stockholder regarding the sale of any of the shares. As used in this Offering Circular, the term “Selling Stockholder” includes Shareholders or Affiliated owners that are interested in selling shares. The following table sets forth information regarding the name of the selling security-holders at the time of the offering, the number of common stock shares beneficially owned by them prior to this offering, the number of selling security-holder shares being offered pursuant to this offering circular and the number of shares and percentage of outstanding shares of common stock to be beneficially owned by them after this offering, assuming that all of the selling security-holder shares are sold in the offering. This Offering Circular relates to shares of our Common Stock that may be offered and sold from time to time by the Selling Stockholders. We will receive no proceeds from the sale of shares of Common Stock sold by the Selling Stockholder in this offering. The proceeds from the sales will belong to the Selling Stockholder. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be more than customary commissions. It is possible that the Selling Shareholders will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. The Selling Shareholders, alternatively, may sell all or any part of the shares offered in this Offering Circular through an underwriter. The Selling Shareholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. The Selling Shareholders may pledge its shares to its brokers under the margin provisions of customer agreements. If any of the Selling Shareholders default on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The Selling Shareholders will be offering such shares for its own account. We do not know for certain how or when the Selling Shareholders will choose to sell its shares of common stock. However, it can sell such shares at any time or through any manner set forth in this plan of distribution. The following table is prepared based on information supplied to us by the Selling Stockholder and reflects holdings as of _ August 1, 2021.

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Name	Number of Shares Currently Outstanding	Percent of Outstanding Shares Prior to Offering	Maximum Number of Shares of Common Stock to be Offered Pursuant to this Offering Circular (2)	Number of Shares Outstanding After Offering	Percent (%) of Shares Outstanding After Offering
Common Stock
SECURITY OWNERSHIP OF MANAGEMENT & CERTAIN SECURITYHOLDERS	75,000,000	75.00%	1,500,000(1)	73,500,000	73.05%
Kamran Heydari	74,000,000	74.00%	1,000,000	73,000,000	73.00%
Shaun Gold	1,000,000	1.00%	500,000	500,000	0.05%
New Purchasers	10,000,000	10.00%	10,000,000	10,000,000	10.00%
Total	75,000,000	75.00%	16,500,000	83,000,000	85.00%

Notes:

(1)	Securities Offered for the account of Securityholders. This relates to the possible resale from time to time by the Selling Stockholder of any or all the shares of Common Stock that have been or may be issued by the company to purchasers.

(2)	The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Offering Circular ” represents all of the shares of Common Stock that the Selling Stockholder may offer under this Offering Circular.

(3)	The Company will not receive any of the proceeds from the sale of the securities owned by the Selling Stockholder.

Shares Eligible for Future Sale.

We cannot predict the effect, if any, that market sales of shares of our Common Stock or the availability of shares of our Common Stock for sale will have on the market price of our Common Stock prevailing from time to time. Future sales of our Common Stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. In addition, sales of our Common Stock in the public market after the restrictions lapse as described below, or the perception that those sales may occur, could cause the prevailing market price to decrease or to be lower than it might be in the absence of those sales or perceptions.

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Rule 144, Seasoning, and Holding Requirements.

In general, under Rule 144 as currently in effect, a person (or persons whose shares are required to be aggregated), including a person who may be deemed an “affiliate” of the company, who has beneficially owned restricted securities for at least six months may sell, within any three-month period. Sales of shares held by our affiliates that are not “restricted” are subject to Regulation A Plus Tier 2 Seasoning and holding requirements. A person who is not deemed to have been an affiliate of our company at any time during the 90 days preceding a sale by such person, and who has beneficially owned the restricted shares for at least one year, is entitled to sell such shares under Rule 144 without regard to any of the restrictions described above. We cannot estimate the number of shares of our Common Stock that our existing stockholders will elect to sell under Rule 144.

Use of Proceeds.

We intend to use the proceeds, if any, from the sale of shares to pay for general corporate purposes, working capital, and as more fully discussed in this Offering Circular. See “Use of Proceeds”.

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Status as Not a Shell Company Attestation:

The Company it is not a “shell company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, The Company is a “start-up” company which the Commission explicitly differentiates in Footnote 172 to SEC Release No. 33-8869 from “shell” companies covered under Rule 144(i)(1)(i) (the “Rule”). In adopting the definition of a shell company in SEC Release No. 33- 8587 (the “Release”), the Commission stated that it intentionally did not define the term “nominal” and it did not set a quantitative threshold of what constitutes a shell company. The threshold for what is considered “nominal” is, to a large degree, subjective and based upon facts and circumstances of each individual case. The Company is actively engaged in the implementation and deployment of its business plan. The company’s operations are more than just “nominal.” As the Commission points out in its Release, there are no established quantitative thresholds to determine whether a company’s operations are in-fact “nominal”. Instead, the determination is to be made on a case-by-case basis, with significant regards to a subjective analysis aimed at preventing serious problems from allowing scheming promoters and affiliates to evade the definition of a “shell” company (as well as the intent of the Rule). As described in Footnote 32 to the Release, the Commission expounds its rationale for declining to quantitatively define the term “nominal” regarding a shell company. It is reasonably commonplace that development stage or “start-up” companies have limited assets and resources, as well as having a going concern explanatory paragraph in the report of its independent registered public accounting firm. The Company is considering all possible strategic initiatives to develop its business model. The Company believes that by being a public company this should increase its image and credibility in the marketplace and provide possible sources of funding for its business. The company’s management has been focused on implementing the company’s core business strategy, including, but not limited to, and business development in anticipation of its progressing operations and the development of its business model. The company’s operations are more than “nominal” and that it does not fall within the class of companies for which the Commission was aiming to prevent as referenced in Release Footnote 32.

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ITEM 3: RISK FACTORS

Disclaimer.

The following summarizes the most significant risk factors specific to the company. PLEASE READ AND REVIEW RISKS CAREFULLY BEFORE YOU INVEST. Unless otherwise stated in this document, “the Company,” “us,” “our,” or “our company”” refers to the Company and our operations. The following section is not an all-inclusive list of Risk Factors that the Company may encounter that may adversely affect an investment in the offering. AFR Inc. is a new and unproven company. This offering and investment in our common stock involves a high degree of risk, offers no guarantee of success, extremely speculative, and in aggregate and subject to numerous, significant, and substantial risks. Purchasers should not invest in the company unless you can afford to lose your entire investment. By making an investment in the securities of the Company, you are explicitly accepting the terms listed in corporate documents listed in this Offering Circular and Offering’s exhibits section. If the company fails to raise the target amount of our offering, the company may not be able to achieve its goals. The Company requires the full amount of our capital raise to build the capabilities needed deliver to on our strategic goals. The Offering Shares are being offered pursuant to registration with the Securities and Exchange Commission under the Regulation A Plus Tier 2 Reporting Standard. The Company is an emerging development-stage pre-revenue company or an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. As a smaller reporting company within the meaning of Rule 405, we are following the Form 1-A disclosure requirements for smaller reporting companies. This offering circular is intended to provide the information required by Part I of Form 1-A and various other disclosure requirements. The Company is a Regulation A+ Plus filer, issuer, and registrant. This document and subsequent documents do not constitute an offer to sell or a solicitation of an offer to buy to anyone in any jurisdiction in which such offer or solicitation would be unlawful or is not authorized or in which the person making such offer or solicitation is not qualified to do so. This offering does not constitute an offer if the prospective investor is not qualified under applicable securities laws. OFFERS MAY BE MADE ONLY BY THE FINAL OFFERING CIRCULAR AND ONLY IN THOSE JURISDICTIONS WHERE PERMITTED BY LAW.

Forward Looking Information, Disclosures, Disclaimer Notice.

An advisory note regarding forward-looking statements, future expectations, prospective statements, and projections. The Company cautions you not to place undue reliance on these forward-looking statements. The Company has not authorized anyone to provide you with different information. This offering circular includes forward-looking statements that are subject to numerous and unforeseeable risks, uncertainties and assumptions described herein. All statements other than statements of historical facts contained in this Offering Circular, including statements regarding our future financial position, business strategy, plans, and objectives of management for future operations are forward-looking statements.

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This document contains certain “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995), which can be identified utilizing forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof, or other variations thereon or comparable terminology. Forward-looking statements include statements regarding what, how, where the company believes it anticipates, estimates, expects, intends, and predicts it may achieve after representing to investors Forward Looking Information. Investors should not rely upon forward-looking statements as predictions of future events or performance. The Company cannot assure you that the events and circumstances reflected in the forward-looking statements may be achieved or may occur. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the company cannot guarantee future results, levels of activity, performance, or achievements. The Company shall not have an ongoing obligation to continually disclose material future changes in the Company and its operations. The Company has based forward-looking statements largely on current expectations, current projections about future events and financial factors that the company believes may affect our financial condition, results of operations, business strategy, and financial resources. The words Forward-Looking Statements within the meaning of the private Securities Litigation Reform Act of 1995 and other federal securities laws can be identified by the use of forward-looking terminology such as “shall,” "may," "believe," “anticipate,” "estimate," "anticipate," "should," "plan," “projects,” “budget,” “forecast,” “could”, “ shall,” “believes,” “predicts,” “potential,” “intend,” “expects,” “continue,” or the negative thereof, or other variations thereon or comparable terminology and similar expressions, as they relate to the company, are intended to identify forward-looking statements. Forward-looking statements include statements regarding what, how, and where The Company believes it anticipates, estimates, expects, intends, and predicts it shall achieve such forward-looking statements, future expectations, prospective statements, and projections. The company’s anticipated future forward-looking objectives are hypothetical and based upon a presumed future outcome. Forward-looking Statements are based upon the company’s present expectations but are not guaranteed to occur. This may cause the actual results, performance, or future potential forecasted achievements of the Company or the industry to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. This includes known and unknown Risks and uncertainties and other factors, several of which are beyond the company’s control. These projections are based on several assumptions, set forth therein, which the Company believes are reasonable. Some assumptions, upon which the projections are based, invariably shall not materialize due to the inevitable occurrence of unanticipated events and circumstances beyond the company’s control. Assumptions regarding future changes are necessarily speculative in nature. Considering the risks, assumptions, and uncertainties involved in business, there can be no assurance that the forward-looking information discussed herein shall in-fact transpire or prove to be accurate. Our proposed plans, products, services, platforms, and transactions discussed herein, or any of the company’s other disclosed company-related proposed plans and information may not materialize.

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Furthermore, many of the company’s plans may not be completed within the anticipated timeframe, and may not be completed in the expected manner, or be completed at all. Statements made by AFR Inc. may include assumptions, conjectures, formal statements that include imperfect information, hypotheses, vision statements, manifestos, predictions, propositions, theses, conditional, meaningless, loosely associated, consistent or inconsistent, varied in scope or scale, that may change or no longer be applicable or applied. Management has prepared projections regarding the company’s anticipated performance. The company’s projections are hypothetical and based upon a presumed financial performance of the Company, the addition of a sophisticated and the well-funded marketing plan, and other factors influencing the business of the Company The projections are based on Management’s best estimate of the probable results of operations of the Company, based on present circumstances, and have not been reviewed by the company’s independent accountants. These projections are based on several assumptions, set forth therein, which management believes are reasonable. Therefore, actual results of operations may vary from the projections, and such variances may be material. Additionally, financial projections and targets do not assume, incorporate, and add all elements of financial, economic, business, and operational environments. While the Company believes that the projections accurately reflect possible future results of the Company operations, those results cannot be guaranteed. This Offering Circular contains business summary information and other Industry business research, and statistical data that the Company obtained from industry publications and reports. Industry publications generally indicate that they have obtained their information from sources believed to be reliable, but do not guarantee the accuracy and completeness of their information. Although the Company believes that the publications are reliable, the Company has not independently verified their data and or the data contained herein other than by standard research methods. The actual results of the Company may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those discussed in this section and those discussed elsewhere in this Offering Circular, and in the documents incorporated herein by reference.

Changes in Results.

Actual results may differ from those that have been described herein. Future prospective statements shall not be regarded as a representation or a prediction that the Company shall achieve or is likely to achieve any results. Therefore, the actual results of operations are likely to vary from the projections, and the variations may be material and adverse. The projections are based on the company’s best estimate of future results based on present circumstances. Important factors that may cause the actual results to differ from those expressed within may include, but are not limited to, statements included herein or elsewhere. All statements are subject to known and unknown risks, uncertainties, and other factors, several of which are beyond the company’s control, which could cause the actual results to differ materially from those contemplated by the statements and that may cause the actual results, performance, or achievements of the Company or industry to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements.

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These statements are made with a reasonable basis and made in good faith. Considering the risks, assumptions, and uncertainties involved in business, there can be no assurance that the forward-looking information contained in this Offering Circular may in fact transpire or prove to be accurate. The forward-looking statements detailed herein are based on current expectations, and the Company assumes no obligations and makes no representation to update forward looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. Neither the company nor any other person assumes responsibility for the accuracy and completeness of these statements. The Company is under no duty to update any of the forward-looking statements after the date of this document to confirm these statements to actual results or changes in our expectations.

Future Expectations and Prospective Statements.

Expectations and Objectives Statements may not materialize. Important factors that may cause the actual results to differ from those expressed herein may include, but are not limited to, statements about future business plans, business operations, marketing initiatives, investor relations initiatives, fundraising initiatives, investment initiatives, business growth initiatives, expense initiatives, and additional company initiatives that may fail to materialize. Future operating results are impossible to predict, and no representation of any kind is made representing the future accuracy or completeness of these forecasts. The Company does not guarantee any specific outcome or profit. The Company makes no representations and discloses all express, implied, and statutory warranties of any kind to any party or other third party. Neither the Company, nor any other person, assumes responsibility for the accuracy and completeness of these statements. The forecasts included herein have been prepared based on assumptions stated therein.

NO DUTY TO UPDATE.

The Company makes no representation and undertakes no obligation to update the forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. The forward-looking statements detailed herein are based on current expectations, and the company assumes no obligations, and no duty to update any of the forward-looking statements after the date of this publication. The Company disclaims any obligation to publicly update forward-looking statements to reflect changes in underlying assumptions, new information, data or methods, future events, or to confirm these statements in relation to actual results or changes in our expectations, or other changes and or other factors that could affect those statements. The information contained in this document is provided “as is” for educational and informational purposes only and shall not serve as the basis for making investment decisions. The forecasts included herein have been prepared based on assumptions stated therein. Future operating results are impossible to predict, and no representation of any kind is made representing the future accuracy or completeness of these forecasts.

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Not Legal Advice.

Prospective investors should also consult with their own financial, tax, and legal advisors regarding the suitability of this investment. Before you invest, you should read the Offering Circular and the company’s registration statement and other documents in their entirety. This offering does not consider your particular investment objectives, financial situation, and is not intended as recommendations appropriate for you. Investors should undertake their own due diligence.

Limitation of Damages and Risks.

Investors shall understand that they shall be required to bear the financial risks of their investment for an indefinite period since there is not an established market for the shares described and offered herein. If a public market develops following the offering, it may not continue. None of the company or any of its directors, partners, members, employees, agents, affiliates or subsidiaries are liable for any direct, indirect, special, consequential loss, liability, cost, claim, expense or damages of any kind (including, without limitation, any lost profits, business interruption, loss of information or programs or other data on your information handling system) whether in contract or in tort, (including negligence) that are related to the accuracy, inaccuracy, use of, or the inability to use, the content, materials and functions, or in connection with any failure of performance, error, omission, interruption, defect, delay in operation or transmission, computer virus or line or system failure, of this site or any linked the Company website, even if the Company is expressly advised of the possibility of such damages.

Third-Party Information Risks.

This document contains business summary information and other industry business research and statistical data that the company obtained from industry publications and reports. Industry publications generally indicate that they have obtained their information from sources believed to be reliable, but do not guarantee the accuracy and completeness of their information. Although the Company believes that the publications are reliable, the Company has not independently verified their data and/or the data contained herein other than standard research methods.

General Risk Factors and Disclosure.

An investment in the Company Stock involves substantial risk. Business risks are the inherent uncertainties associated with the company’s operating, human, technology assets combined. All the risks inherent in the businesses described herein may all occur individually or simultaneously and may negatively, severely, and adversely impact our viability and prospects. Our business model may be uneconomic and may be structurally unprofitable. The following is intended to be illustrative of the types of risk factors that the Company may face. It is not all inclusive and there are many other Risks associated with making and harvesting investments. This Offering Circular does not purport to be all-inclusive or contain all the information which a prospective investor may desire.

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The delivery of this Offering Circular at any time does not imply that information herein is correct as of any time after its date. There are many Risks and the consequences of adverse outcomes relating to our industry, the Company and the future personnel, future market appeal, and timing of investor and or lender financing may affect the possibility and probability of success. The Company success depends on the company’s ability to implement its business strategy. Any factor that would make it more difficult to execute timely strategies and may also be detrimental to returns generation. No assurance can be given that the strategies to be used by the Company may be successful under all or any conditions. The following is not intended to be a complete description or an exhaustive list of risks. Prospective investors should carefully consider, in addition to the matters set forth elsewhere in this Offering Circular, the factors discussed below. The risk factors set forth below are those that, at the date of this Offering Circular, the Company deems to be the most relevant and significant. The Company may be exposed to unit or divisional risks.

Business and Offering Risks:

Development Stage Business Risks.

AFR Inc. is a development stage, pre-revenue, emerging business with a limited operating history and has only recently begun to implement our business plan. AFR Inc. is an “emerging development stage or growth company.” Investing in our Common Stock involves a high degree of risk. We are a development stage company formed to carry out the activities described in this offering circular. The Company is an emerging development stage company pre-revenue digital and financial technology platform focused company with distinct business units, future products, services, platforms, and assets. Currently, the Company has no sales, no revenue, no earnings, no operating assets, and no Resources to achieve our goals. Until the Company raises the necessary capital, the Company may not achieve the stated initiatives and objectives. The Company is a young and unproven Company. The Company does NOT have any financial metrics and may utilize an Inception Audit under the Regulation A+ (Plus) Offering Standard. The Company anticipates but cannot guarantee future Revenue Projections. The likelihood of success of the Company must be considered considering the expenses, complications, and delays frequently encountered in connection with the establishment and expansion of new business and the competitive environment in which the Company may operate. The Company's long-term viability, profitability, and growth may depend upon successful commercialization of existing products, and the development and commercialization of new products relative to its business plan. Such performance must be considered considering the Risks, expenses and difficulties frequently encountered in establishing new products and markets. The company growth depends on external sources of capital, which may not be available on favorable terms or at all. AFR Inc. is a newly formed corporation founded in 2019 and is organized as a C Corporation under the laws of the state of Florida. The Company does not have a history of operating losses nor does the Company possess a legacy cost structure. Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made. The Company proposed operations are subject to all business Risks associated with new enterprises.

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The likelihood of the company success must be considered considering the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions, and a corresponding investor base. There is a possibility that the Company could sustain losses in the future. There can be no assurances that the Company may even operate profitably and/or achieve its objectives.

Limited Operating History and Experience Risks.

Investment in Small Companies is risky. We are a development stage operating without substantial resources. AFR Inc. was recently formed and may not be able to operate its business successfully. The company faces a high risk of business failure that could result in the loss of your investment. Currently, the Company has no sales, no revenue, no earnings, no operating assets, and no resources to achieve its goals. The Company is a young and an unproven Company. The Company may not achieve the stated initiatives and objectives.

Our Officers have limited experience in managing a public company. Accordingly, you should not purchase Common Stock of the Company unless you are willing to entrust all aspects of our day-to-day management to our senior management team.

Highly Speculative Securities and Loss of Entire Investment Risks.

Investing in our Company is highly speculative and could result in the entire loss of your investment. Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish our objectives. Shareholders may be unable to realize any return or substantial gains on their purchase of the offered shares and may lose their entire investment. Each prospective purchaser of the offered shares should read this offering circular or prospectus and all its exhibits carefully.

Going Concern and Firm Survivability Risks.

The Company may not continue as a going concern and faces substantial risks in achieving its stated goals. Our independent auditor has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact to date, we have had no revenues.

The Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Investments in small businesses and start-up companies are often risky. The company’s business is not guaranteed to be stable nor profitable. The Company may never become profitable or generate any significant amount of revenues. The company may not continue as a going concern if expenses are too high, or the company’s endeavors are not successful due to internal and external risks. The company’s management may be unable to deal with changing market conditions, disruptions, competitors, new regulations, and internal issues.

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Furthermore, a small business could face risks from lawsuits, governmental regulations, and other potential impediments to growth. The Company may not raise the required capital to go public, or after a history of operating losses, may not be able to remain a publicly listed company. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated any revenues since inception and sustained an accumulated net loss of please update for the period from inception to the date of this offering. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period. The company’s continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to obtain capital from third parties. No assurance can be given that the Company will be successful in these efforts.

No Revenues Risks.

As of the date of this Offering Circular, we have earned no revenue and do not have a historical track record of generating revenues or profits. Failure to generate and maintain revenue in the future may cause the business to fail, which could result in the complete loss of your investment. We are dependent upon the proceeds of this offering to fund our business. If we do not sell enough shares in this offering to continue operations, this could have a negative effect on the value of the common stock. We must raise approximately $1,500,000 of the $50,000,000 offered in this offering unless we begin to generate enough revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing is not available. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to generate revenues. Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Accordingly, our future revenue and operating results are difficult to forecast.

Profitability Risks.

No assurance can be made that the company will achieve profitability. We are not currently profitable and may not be able to generate revenues or achieve profitability in the future. We have incurred operating losses since our formation and expect to incur losses in the foreseeable future. We are a new company and anticipate operating, corporate, and capital expenses to increase and we may never achieve profitability. As a result, we will need to generate significant revenues to achieve and maintain profitability. We may not achieve, maintain, or sustain profitability. The company requires a multitude of corporate resources, capital, talent, customer adoption, and many other factors to achieve operational profitability.

Majority Shareholder, Governance, and “Controlled” Company Risks.

Kamran Heydari owns 74% of the Company and has effective active ownership control. The Company's directors and officers may exert significant control over the Company's business.

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Purchasers have limited minority shareholder decision rights. Additionally, the holdings of the Company's directors and executive officers may increase in the future based on various factors including the establishment of an Employee Option or the acquisition of additional ownership in the Company. The interests of such persons may differ from the interests of the Company's other stockholders, including purchasers of securities in the offering. As a result, in addition to their board seats and offices, such persons may have significant influence and control over all corporate actions requiring stockholder approval, irrespective of how the Company's other stockholders, including purchasers in the offering, may vote. This may include the following actions: to elect or defeat the election of the Company's directors; to amend or prevent amendment of the Company's Certificate of Incorporation or By-laws; to effect or prevent a merger, sale of assets or other corporate transaction; and to control the outcome of any other matter submitted to the Company's stockholders for vote. Such persons' ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce the Company's stock price or prevent the company’s stockholders from realizing a premium over the Company's stock price. The Company relies on our founder, executives, and a successful capital raise among various other business variables.

Officers and the Board of Directors.

The Company Officers and the Board of Directors will have the ability to make decisions including but not limited to the following:

(i) The company’s Officers and Board of Directors determines major policies including but not limited to business strategy, operations, financings, growth initiatives, corporate transactions, investments, and various other material actions which shall be subject to Majority Shareholder (60% or More) Approval or Rejection Rights. Since the Company is majority owned by one shareholder, the company’s officers and the Board of Directors may change any aspect of the business without shareholder notice or consent unless otherwise required by law, exchange related requirements, or other corporate governance regulations. The Company officers and directors currently own 75% of our outstanding voting securities. Our officers and directors can control the voting power of our outstanding capital stock.

(ii) The company’s Officers and Board of Directors shall have the right to Amend the Company Articles of Incorporation, Bylaws, Committee Charters, and various other agreements and documents which shall be subject to Majority Shareholder (60% or More) Approval or Rejection Rights.

(iii) The company’s Officers and Board of Directors are empowered to issue additional common stock. Additionally, the company’s Officers and Board of Directors shall have the right to manage stock and securities related actions which shall be subject to Majority Shareholder (60% or More) Approval or Rejection Rights. Stock and Securities changes include but are not limited to add or remove classes, designations of stock par value, increase or decrease in the number of shares, issuance authority, stock splits, liquidations, dissolutions, mergers, acquisitions, asset sales.

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(iv) The company’s Officers and Board of Directors shall have the right to employ, remove, replace, compensate officers and directors which shall be subject to Majority Shareholder (60% or More) Approval or Rejection Rights.

The company’s Officers and Board of Directors shall have the right to remove and replace Directors which shall be subject to Majority Shareholder (60% or More) Approval or Rejection Rights.

(v) The company’s Officers and Board of Directors shall have the right to enter into material agreements and transactions subject to Majority Shareholder (60% or More) Approval or Rejection Rights.

As a result, Investors and potential purchasers should not purchase shares in the company unless you are willing to entrust all aspects of management to our officers and directors, or their successors. The Company officers and directors will have control of the company and be able to choose all of the Directors. Purchasers of the offered shares may not participate in our management and, therefore, are dependent upon their management abilities.

The Company Officers and Directors interests may differ from the ones of other stockholders. Factors that could cause their interests to differ from the other stockholders include but not limited to the impact of corporate transactions on the timing of business operations, availability of officers and directors, and various other factors. There is no assurance that our shareholders, including purchasers of the offered shares, have that our officers and directors will not make mistakes or misallocate their discretion in executing our business affairs. Our Officers and Directors are committed to the highest standards of corporate governance, fiduciary, and business integrity. Investors and potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of our Officers, Management, and Board of Directors. Additionally, investors and potential purchasers are encouraged to read, understand, and review the company’s Amended and Restated Articles of Incorporation, Bylaws, and other corporation documents.

Lack of Board Member Interest Risks.

The Majority of Board of Directors are Independent Directors that currently do not own equity interest in the company.

Reliance on Founder Risks.

The Company is a founder led and is significantly dependent on Kamran Heydari. The loss or unavailability of his services would have an adverse effect on our business. The initiatives are dependent largely by the vision, execution, and management of Kamran Heydari. In the event of Mr. Heydari's departure from the Company, it may be difficult to launch our planned business units. Should the company be unable to replace Kamran Heydari, it may be required to cease pursuing business opportunities, which may result in an investment loss. No assurance can be given that a qualified successor could be engaged.

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Management and Board of Directors Reliance and Dependence Risks.

AFR Inc. is highly dependent on key management and personnel for our success. The company’s future success depends to a significant extent on the continued services, efforts, experience, diligence, skill, and network of our officers and team. The departure of any of our officers or key team members could have a material adverse effect on our business and such personnel would be difficult to train and replace. If any one of these individuals becomes incapacitated or otherwise becomes unavailable, a qualified successor would have to be engaged. The departure of any of our officers or key personnel could have a material adverse effect on our business. There is no guarantee that a replacement team, if any, will help the Company to operate profitably.

Management and Talent Attraction and Retention Risks.

The Company is highly dependent on key employees in order to remain competitive, identify suitable opportunities, grow our business, and generate operating returns for the Company. There is intense competition for experienced and highly effective key employees. The company’s successful operations may increase the market visibility of managers of the company’s key management teams and result in their recruitment by other businesses. The company depends on its ability to identify, recruit, hire, train and retain qualified and effective personnel. A loss of a significant number of skilled personnel could have a negative effect on the quality of the company’s initiatives. The departure of key personnel could materially and adversely affect the company’s results of operations and financial condition. If any of our key personnel were to cease their employment, our potential current and future operating results could suffer. Personnel departures may severely impact the delivery of our products. The company’s success may largely depend on the personal efforts of the professionals the Company intends to hire as employees or subcontractor for its various needs and initiatives.

Leadership and Board of Directors Turnover Risks.

The Company is a majority-owned corporation. There may be a higher rate of leadership turnover. The company may be impacted by Officer, Director, and Employee departure risks.

Management, Officer, and Talent Turnover Risks.

The Company is majority-owned corporation, there may be a higher attrition rate of the Professionals associated with the Company and or its business units and or affiliates. As a new and emerging Company, the Company may not be able to offer high salaries in comparison to our competitors. Additionally, management, officers, and other professionals associated with the company may not meet performance expectations may be terminated at-will. The Company intends to attract, retain, and reward our employees for the long-term and professionals that are short-term oriented may not be completely loyal and may leave our enterprise. The Company may be unable to attract and retain qualified, experienced, highly skilled personnel, which could adversely affect the implementation of our business plan.

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Our success depends to a significant degree upon our ability to attract, retain and motivate skilled and qualified personnel. The Company may fail to attract, recruit, hire, train, integrate talent and may be unable to grow effectively.

Limited Minority Shareholder Decision Rights.

Our Officers have broad discretion regarding the allocation of the use of proceeds from this offering, and investors may have no opportunity to evaluate the terms of transactions or other economic or financial data concerning your investments that are not described in this offering circular or other periodic filings with the SEC. The Company may rely on the Officer ability to execute the business plan, subject to the oversight and approval of the Board of Directors.

Offering and Public Company Risks.

Shareholders may be adversely impacted by the following offering risk factors. If the Company does not achieve the stated offering, the company may have losses and not achieve or maintain profitability in the future.

Offering Risks.

The Company may not achieve our stated gross offering amount of $50,000,000. The Company may face and experience substantial risks to our planned and scheduled offering. We require an expected injection of a minimum of $30,000,000 from this offering to achieve our stated objectives. If we abandon, shelve, or to conduct the offering at a later date, equity holders may experience substantial loss of value in their holdings. We may select, hire, terminate or suspend the retention of investment banks, underwriters, syndicates, and bookrunners. There are a multitude of negative and adverse impacts should we select, hire, terminate or suspend the retention of such parties and advisers. The management of this offering by internal and external parties may negatively and adversely impact this offering and the company’s prospects. Our Company requires capital to enhance our operational effectiveness and execution. The consequences of this failure to raise the stated capital may adversely impact our ability to operate, generate revenue, and could lead to losses. The Company may not achieve the offering stated share price objective. Furthermore, general capital market and offering market conditions could adversely affect us. Because of this, the Company may not be able to have a successful offering.

Self-Filer Risks.

The Company is a Self-Filer. As a result, the Company may make mistakes during the filing and listing process. This may delay our offering launch date.

Dependence on Filing and Regulatory Approval Risks.

We intend to file a registration statement, including an Offering Circular with the U.S. Securities and Exchange Commission (SEC).

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The Company and our offering are dependent upon receiving regulatory approvals or otherwise known as “deemed effective” to list our common stock on a public stock exchange. The Company faces significant offering circular, effective registration designation risks including from the Securities and Exchange Commission (SEC). The SEC reviews our corporate and financial information and the Company is dependent on their approval to designate an effective registration to continue with this offering. The company’s offering circular or prospects is contingent upon SEC review and may be deemed as either an effective or ineffective registration statement. We rely on the receipt of an effective registration and if we do not receive such a designation, we will fail to achieve our stated objectives and may have to rely on non-public purchasers of our stock. The registration, review, and approval period may be extended due to a prolonged comment period. Due to this approval process and others unforeseen events at the time of publication, the Company may face significant delays in launching this offering and executing its business objectives. The company may make mistakes or errors in its disclosure or financial filings. Additionally, we may be required to restate our filings due to changes in the law or accounting or financial regulations or developments.

Stock Quotation, Exchange, or Capital Market Listing Risks.

The Company requires an approval from OTC Markets Inc, to be listed and accepted on the OTCQB market company tier. Stock Exchange listing acceptance, rejection, up-listings, and de-listings may have an adverse and negative impact on the company and its offerings. The Company may pursue and execute simultaneous offerings on one or more stock market exchange, alternative exchange, or quotation reporting service.

Direct Market Maker (DMM) Risks.

We may require the services and various other securities related services of direct market makers, brokers, and other market related service providers. Direct Market Makers make a market in a publicly listed company stock. Securities dealers and brokers may have business interruptions including technology, process, and redundancy service disruptions and may not be available to service us. These include capital market risks, trading risks, capital market structure risks, and broker-dealer related risks. If we do not have access to and utilization of public market infrastructure services, the company may be materially and negatively impacted.

Public Company Management Risks.

Our Officers have limited experience in managing a public company. Compliance, reporting, and public company monitoring risks could materially, adversely, and negatively impact our company, operations, and future financial results.

Regulation A Plus –Tier 2 Risks.

The Regulation A Plus Tier 2 Offering registration requirement is a new standard for companies to access capital markets.

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We may not be successful in offering and listing our shares. The offering and listing approval process may be unpredictable, and we cannot guarantee a successful public offering and listing. The company may make mistakes and errors that could result in a delayed offering. The company, officers, and the board of directors lack experience of executing an offering.

No Market for Commons Stock Risks.

AFR Inc. does not have a Public or Private market for our common stock, investors may have difficulty in selling stock they purchase. Prior to this offering, no public trading market existed for our securities. There can be no assurance that a public trading market for our common stock will develop or that a public trading market, if developed, will be sustained. Since there is no public market for our common stock, we may not be able to secure future financing which would have a material adverse effect on our company. Furthermore, when and if our common stock is eligible for quotation on the OTC Market, there can also be no assurance as to the liquidity of any market for our common stock or the prices at which holders may be able to sell the shares. As a result, investors could have difficulty in trading or obtaining accurate quotations of the market value of the future listed common stock as compared to securities that are traded on the NASDAQ, NYSE or other liquid trading markets. Additionally, investors may have difficulty reselling their shares due to the lack of access and execution in trading markets. Investors may have difficulty selling their shares due to state Blue Sky laws or new regulations. AFR Inc. Common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Therefore, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

No Escrow or Trust Cash Account.

Invested cash for this offering will not be placed in an escrow or trust account. Cash proceeds will be deposited at the company bank account.

Dissolution Risks.

In the event Company is dissolved, it is unlikely that there will be sufficient assets remaining to distribute to our shareholders. In the event of the dissolution or insolvency of our company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. The ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

Dividend and Capital Risks.

The company has never paid cash dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future.

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Any decision to pay dividends may depend upon our profitability at the time, cash available and other factors. Accordingly, any potential investor who anticipates the need for current dividends from an investment should not purchase any of the securities offered herein.

FINRA Sales Compliance and Suitability Requirements.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit prospective investors’ ability to buy and sell the company’s common stock, which could depress the price of our shares. FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the clients. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some clients. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

Offerings and New Security Issuances Risks.

Offerings and new security issuances risks include but are not limited to total capital loss risks, capital market-related risks, security price volatility risks, security illiquidity risks, securities underwriting risks, security distribution risks among many other risks. The Company does not have nor has ever produced any revenue-generating activities since inception and does not currently own any assets. A shareholder could incur substantial, or even total, losses on an investment in the Corporation. An investment in the Corporation is only suitable for persons willing to accept this high level of risk. There is no assurance of appreciation or cash dividends. There is no assurance that securities will appreciate, maintain their present values, or be sold at a profit. The marketability and value of the stock may depend upon many factors beyond the control of management. There is no assurance that there may be a ready market for these securities. The Stock offered herein must be considered speculative, generally because of the nature of the company’s business and the early stage of its development. The Company has no proven history of performance or success. You should be able to bear a complete loss of your investment. The value of the Company Stock could decline, and investors may lose all or part of their investment. Losses stemming from operating initiatives may be borne by all shareholders. AFR Inc. may be unable to invest the proceeds of this offering on acceptable terms, or at all. The Company shall not be liable to shareholders and may not reimburse investors if our securities are not widely accepted.

You Could Lose All or Part of Your Investment.

The offering price for our Common Stock may be set by us based on several factors and may not be indicative of prices that may prevail on OTC Markets or elsewhere following this Offering.

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The price of our Common Stock may decline following this Offering. The stock market in general, and the market price of our Common Stock, may likely be subject to fluctuation whether due to, or irrespective of, our operating results, financial condition, and prospects. Our financial performance, our industry’s overall performance, changing consumer preferences, technologies and advertiser requirements, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our Common Stock. There are other additional factors that could negatively affect our share price or result in fluctuations in our share price. The Stock may experience extreme price and stock liquidity volatility that may result in under-valuation, over-valuation, and erratic capital market supply and demand dynamics. Due to the nature of the electronic equity markets, capital can flood in and out of securities rapidly. Such rapid movements in liquidity and volatility may adversely impact the company’s business units and capital access. Additionally, the Company may be impacted by inquiries, trading suspensions, de-listing, or any other Company related stock-trading issues.

Numerous Variations and Combinations of Risks May to Lead to Financial Loss.

There are numerous variations and combinations of risk factors that may lead to financial Loss. The Offering disclosures may not include all possibilities and permutations resulting from corporate, strategic, and compliance related decisions leading up to our roadshow and offering. There is no assurance that our Offering may be successful. Recent technology Offerings show it is an imprecise process and effort. The Company may manage the day-to-day operations.

Failure to Maintain Shareholders.

The Company is dependent upon our shareholders for capital and to fuel the company growth. If the Company is unable to maintain our shareholder base, our ability to conduct effective business operations and attract new investors may be materially impacted. This would halt our plans for our units, acquisitions, and other initiatives. Newly listed companies may have a pronounced shareholder turnover for numerous reasons. The Company seeks long-term shareholders. Our success depends on market acceptance.

Additional Capital Required.

The Company may require additional capital financing, such as bank loans, outside of this offering for the operations to be successful and properly capitalized.

Stock Ticker Risks.

We intend to seek to have the ticker (AFR). There is no guarantee that the Company will obtain this ticker symbol.

No Material Sale Restrictions.

Under Regulation A Standard, the Company Officers have 6 Month period sale restrictions.

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The Company can Issue up to $50 Million each year. Insider sale restrictions are subject to a maximum amount shares sold by officer, directors, and shareholders. There has not been or presently a public or private market for the Company's Shares or securities, and there can be no assurance that any such market would develop in the foreseeable future and for an indefinite period. Accordingly, shareholders may not be able to liquidate their investment in the event of an emergency or for any other reason during this offering. Shares should be purchased only by prospective Investors who can bear the economic loss of their total investment. Additionally, there no assurance that the securities can be resold at all, or near the offering price and amount.

Lack of Underwriter Risks.

This offering is being conducted by the Company without the benefit of an underwriter. We are seeking an underwritten offering and a self-underwritten offering on a “best efforts” basis, which means, no underwriter or investment bank or broker dealer has been engaged in in connection to this offering. We will attempt to sell the shares and there can be no assurance that all the shares in this offering will be sold or that the proceeds raised from this offering, if any, will be sufficient to cover the costs of the offering. There is no assurance that we can raise the intended offering stated amount.

Lack of Offering Underwriter Risks.

The Company may fail to retain an investment bank and underwriter for this offering. Offering risks include but are not limited to Underwriter-related liability. Currently the Company does not have an underwriter for the raising (for warranties assumed under the underwriting or replacement agreement). In the case that the Company obtains an underwriter, they may overestimate the demand for our Offering. If this is the case, the underwriter may be required to hold part of the issue in its inventory or sell at a loss. This could damage our relationship with our underwriter as well as harm our reputation and standing in the industry. The Company is offering the Company Stock detailed herein without an underwriter and may not be able to sell all or any of the Company Stock offered herein. The Company Stock is offered on a “best efforts” basis by the Management of the Company without compensation. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any of the Company Stock. There are no firm commitments to purchase any of the Company Stock in this offering. Consequently, there is no guarantee that the Company, through its Executives and Directors, can sell all, or any, of the Company Stock offered herein. The sale of just a small number of the Company Stock increases the likelihood of no market ever developing for the Company Stock. The Company may enter into Participating Broker-Dealer Agreements with FINRA registered broker-dealers for sale of additional Company Stock. Accordingly, there is no assurance that the Company, or any FINRA broker-dealer may sell the Company Stock offered. The Company has no underwriters so no other party with a financial interest has reviewed this Offering for fairness. The Company is offering this Stock through our directors and officers and is not using an underwriter. As a result, no other person sophisticated in financial affairs has reviewed this Offering to determine if it is fair, or if our business plan makes financial sense.

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Because this is a “best effort” Offering, the Company offers no assurances that any of our stock may be sold. This offering is being conducted on a "best efforts" basis. As such, no assurances are given as to what level of proceeds, if any, may be obtained from the sale of Stock offered by us. If the Company fails to obtain all, or substantially all the proceeds sought from the sales of Stock by us in this Offering, our ability to implement our business plan may be materially and adversely affected, and investors may lose all or substantially all of their investment. The Company can provide no assurances that the subscription proceeds that may be received by us may be sufficient to sustain our operations prior to our anticipated receipt of revenues from customers. Because this is a best efforts no minimum Offering, and because the Company is not using an escrow agent, the Company may be able to use any funds received in this offering as soon as the Company receive the funds. Accordingly, even if the Company sells only a nominal amount of Stock in this offering, the company may be able to use those funds and the funds may not be returned to the investor or investors. In this event, and if the company is unable to raise funds from another source, the investor or investors who purchased the nominal amount of Stock would likely lose their entire investment because the Company would have insufficient funds to generate sustainable cash flow from operations.

Offering Bookrunner Risks.

The company currently does not have a lead active bookrunner, junior active bookrunner, or a passive bookrunner. The Company may obtain these bookrunners as the company continues to do business. By not having any bookrunners, the company may fail to raise the entire offering amount.

Offering Execution Risks.

The company may not be able to properly execute our offering. Offering risks include but are not limited to lack of analyst coverage risks, no previous offering experience risks, lack of revenue risks, lack of customers, and lack of material operations. The company cannot accurately forecast the reception of our offering. There may exist an unnatural supply and demand that may develop because of offering price and volume stabilization dynamics. During this time period, the market may experience significant changes. Our offering price may be offered at a discount and may experience mixed after-market performance. The company may experience significant execution risks which may lead to unsuccessful outcomes.

Offering Operational Risks.

During our Investor roadshow and the offering process, there are many different actions that need to be synchronized, harmonized, and executed upon efficiently. The multitude of meetings, investor calls, media announcements, and other related events will require our executives to balance both the listing process as well as managing the company.

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Offering Event Risks.

The stock market may perform poorly in the days following our offering due to unforeseen events. Our Offering may suffer as a result. The company cannot anticipate or guarantee the performance of our offering.

Offering Arbitrary Valuation and Pricing Risks.

This offering price is arbitrary and may not reflect the book value of our stock. Investing in our company stock may result in an immediate loss due to potential prospective investors will pay more for the common stock than what the pro rata portion of the assets of the company are worth. The offering price and other terms and conditions regarding our shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. The valuation may grossly undervalue or overvalue the company. The price of per share as determined herein is substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $ 5.00. This premium in share price applies to the terms of this offering. The offering price may not change for the duration of the offering even if a market develops in our securities.

We have 100,000,000 authorized shares of common stock, of which 75,000,000 shares are currently issued and outstanding and 8,500,000 shares will be issued and outstanding after this offering terminates (assuming all shares have been sold). We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock. The company may have an incorrect valuation, being under or overvalued. Our company capitalization and market valuation may be over-valued or undervalued. The price range for our offering may be overvalued or undervalued. This could result in investors having poor confidence in our future offerings, research, press releases, and our financial capabilities expertise. Our Book Value is nominal and is not utilized to price the company’s securities. The company is a revolutionary new company and does not have comparisons to other companies in terms of business model as the company is a creating a completely new enterprise. The company is utilizing 3 ways to compute valuation. Many small cap companies have high valuations but may be unprofitable or have poor performance. Wall Street Analysts may utilize various valuation metrics that may vary from our approach. The company is not a professional forecaster and cannot guarantee that our valuation forecasts are perfectly accurate. Additionally, valuation risks include the use of various methods to estimate valuations including but not limited to the market comparable value approach generally consists of using comparable market transactions and the income approach generally consists of using the net present value of estimated future cash flows and is adjusted for industry, company, liquidity, credit, capital market risks and conditions. The offering price is determined by a mix of market conditions, analysis, and negotiation. Competing interests affect the determination of the offering price. Our pricing may be too low or too high for our offering.

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Lack of Past Market History.

The company does not have a past market history. It will take time for investors and analysts to become familiar with the company.

Securities Liquidity Risks.

Investing in the company provides limited liquidity since our company Stock is not readily transferable. The company stock or shares may be thinly traded and may never become eligible for trading on a national securities exchange. The company cannot assure you that the company may ever achieve a listing of our common stock on a national securities exchange. Our shares may only be eligible for quotation on the OTCQB, which is not an exchange. Investment in the company is intended for long term investors who can accept the risks associated with investing primarily in an illiquid stock. The impaired liquidity profile of the company may lead to instability, solvency, and numerous other factors. Initial listings on a national securities exchange or quotation market are subject to a variety of requirements, including minimum trading price and minimum public “float” requirements, and could also be affected by the general skepticism of such markets concerning companies that are newly formed and seeking to raise capital. There are also continuing eligibility requirements for companies listed on public trading markets. The company may be unable to satisfy the initial or continuing eligibility requirements of any such market, as a result the company stock may not be listed or could be delisted. Additionally, various factors can result in a lower trading price for the company’s common stock and may limit shareholders ability to sell shares and may result in partial or total loss of investment.

Low Stock Price Offering Risks.

The company intends to seek to raise $50,000,000. However, the company may offer the shares which may not be a sufficient stock offering price for the market which may adversely and negatively impact the liquidity of the company. If the company stock offering price is too low, there may not be enough capital market interest in our offering, or we may be unable to conduct the offering.

Stock Price Reduction Risks.

If the price of the shares of our common stock falls, the company may risk the loss of eligibility for quotation on the OTCQB. Our stock may be vulnerable to significant price declines should the offering fail to be well received by the market. Furthermore, the company would not be able to list on the OTCQB which would severely and negatively impact the company. Stockholders may lose their quoted valuation and equity investment in the company. Additionally, the company would no longer have access to the OTCQB or OTC Market Inc. Our shares are currently only eligible for quotation on the OTCQB, which is not an exchange. Starting May 1, 2014, there may be continuing eligibility requirements for OTCQB, whereby the price of our common stock cannot fall below $0.01 for thirty consecutive days.

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If the company are unable to satisfy this continuing eligibility requirement of the OTCQB, the quotation of our common stock could be moved to the OTC Pink Sheets. This could result in a lower trading price for our common stock and may limit your ability to sell your shares, any of which could result shareholders losing some or all of their investments. Various actions would severely and negatively impair our company’s stock liquidity, valuation, and access to capital.

Low Equity Security Float Risks.

The company has a small number of authorized but unissued shares of our common stock. The company intends to list and float its Stock on a securities exchange. It may take a considerable amount of time to develop a highly liquid market in the company’s equity security. A low float stock may result in limited amount of Stock available for trade, higher volatility in the Stock, and higher Risks associated with Stock because of low equity security float.

Stock Trading Price Volatility Risks.

The market Price of our common stock may fluctuate. The market price of our common shares could be highly volatile and highly speculative. The company may experience unpredictable stock price fluctuations. The trading price of the shares may be volatile and may fluctuate significantly due to a variety of factors, many of which are outside of the company’s control, which could result in significant losses to prospective investors. stock price, valuation, and financial operating volatility may be impacted or exacerbated by comparison industry changing valuations, publication of information, research analyst coverage comments, research firm rating actions, negative reception of corporate actions taken by the company among many other determinants and third-order implications. Additionally, differing company, industry, market, and global outlook and operating environment forecasts or expectations may severally impact our business, stock, and valuation. Press reports, changes in regulatory changes, departures of key people associated with the company, loss of key customer, loss of key strategic supply chain partner or platforms may imperil our ability to operate and succeed as a viability. Any of these factors may result in large and sudden changes in the reading volume and market price of the Shares which in turn could lead to potential losses for investors. The company may cancel the offering.

Determination of Company Stock Offering Valuation and Pricing Risks.

The offering price of the Stock has been determined by the company and its officers and directors and does not necessarily bear any relationship to assets, book value, earnings history, or other established criteria of value. The offering price of the Stock should not necessarily be considered an indication of the actual value of the company's securities. The company may fail to have a price point that allows it to complete our required raise of $50 million. The company also cannot guarantee that the company intends to sell enough shares at a specific price to reach our offering goal. The market valuation of our business may fluctuate due to factors beyond our control and the value of your investment may fluctuate correspondingly.

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The market valuation may frequently fluctuate due to factors unrelated to past, present, or future operating performance. Our market valuation may fluctuate significantly in response to numerous factors, many of which are beyond our control. The value of your investment in the company may fluctuate rapidly.

Analyst, Investment Research, and Opinion Report Risks.

Securities, industry, and analyst estimates of our financial performance may be too pessimistic, optimistic, or derogatory. Capital market investors look to analysts to evaluate and anticipate investing and industry dynamics. Such reports, opinions, analysis, commentary, or any other material information can severely and negatively impact our stock and valuation. The company does not have any Wall Street analysts covering the company presently.

Market Prices and Volatility Risks.

Fluctuations in stock market prices, volatility, and liquidity can impact the company stock adversely and negatively. Emerging Growth Companies are among the most susceptible to stock price and volatility risks.

Comparable Company Valuation Comparison Risks.

The capital markets and stock price are severely and negatively impacted by changes in results of comparable company market valuations. Capital markets may have industry return expectations that comparable companies may not be able to meet and therefore companies may be subject investors selling stock in such companies which may adversely and negatively impact our company.

Comparable Company Release Risks.

Comparable companies may release announcements regarding significant actions, investments, new technologies, acquisitions, commercial relationships, joint ventures, or capital commitment that our company may not be able to accomplish. Investors may compare our company to other companies and decide to sell the stock.

Comparable Company Results Risks.

Comparable companies may release better or worse interim quarterly, semi-annually, or annual operating results which may be better or worse than our company. Investors may compare our company results to other companies and decide to sell the stock.

Stock Offered Risks.

The company and Selling Securityholders intend to initially offer 10,000,000 shares, however it reserves the right to increase or decrease share sale and pricing ranges. In the event all the Offering Shares are sold, we may, in our discretion, sell up to 5,000,000 additional newly issued shares (“Additional Shares”) in the offering. There is no minimum number of Offering Shares that we must sell to conduct a closing in this offering.

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Additional Offering Risks.

The company may seek an S-1 Filing and Up-listing. If the company seeks additional capital, the company may amend our filing from a Reg A+ public offering to an S-1 Registrant. The company may lack the experience in filing, compliance, and reporting as a REG A filer or an S-1 filer. This could result in errors that could impose penalties on the company, damaging its reputation, materially and negatively impacting the company’s prospects.

Offering Roadshow Risks.

Statements and communications stemming from our offering roadshow including but not limited to legal, tax, press, accounting restatements, earnings disappointments, product announcement disappointments and various other risks.

Offering Allocation Risks.

During our offering, portions of the company’s Stock may be allocated to various parties. This could increase demand for the Stock and cause a rise in the market price of the Stock immediately following the Offering.

Offering Stock Lockup Risks.

The lockup period for shareholders is 180 days. The Stock may fluctuate during lockup periods. Shareholders may be unable to sell their shares and obtain liquidity until after the lockup period ends.

Investor Base and Market Acceptance Risks.

The company may not raise enough capital and thereby be exposed to various investor base and market acceptance risks. The company's growth relies on capital market acceptance.

Lack of a broad-based public marketing effort Risks.

The company may fail to achieve the execution of a broad-based public marketing effort. Additionally, aftermarket trading of AFR Inc. shares may be inadequate for an extended period. We intend to engage investment banks to conduct an underwritten offering with a syndicate of financial investors to generate a long-term shareholder base.

Lack of Company Stock Analyst or Wall Street Research Firm Coverage Risks.

The company may lack the proper analyst coverage before, during, and after our Offering. Without proper analyst coverage, the company may fail to gain traction with investors. The company will require investment research analyst coverage, equity capital market acceptance, and investor support.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about the company or its business, the market price for the Shares may decline.

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In addition, if research analysts cease coverage of the company or fail to publish reports on it regularly, it could lose visibility in the financial markets, which in turn, could cause the market price for the Shares to decline significantly. Upgrades, downgrades, coverage initiation, or changes in research coverage by securities research analysts may severely and adversely impact the company, its capital structure, balance sheet, operating viability due to the loss of market support. Additionally, investment research coverage on smaller capitalization companies may decline and thereby reduce investor interest our offering. Our share price could suffer as a result.

Newly Listed Public Company Risks.

As a newly listed company, the company lacks the resources, reputation, competitive advantage, and experience of more seasoned publicly traded entities. The company is still unproven in the eyes of the public as well as the investors. It may take us years to grow, scale, and develop a rock solid and well-known reputation. Shareholders may experience financial loss and place the blame on the company. By investing in our securities, you may face short-term losses as the company continues to grow and scale. The company cannot be held responsible for short-term losses, nor can the company be blamed for external factors affecting the public markets.

There may never exist Interest in our public offering and our goals may be unrealistic to investors. Stock may fall below the offering and listing prices. Offerings are risky and require in-depth knowledge of the companies, industries, participants, valuation details, and company competitive profiles.

Post Offering Stock Price Reduction Risks.

The price of our stock may experience significant declines. The company shares may fall or reduce in value due various factors including but not limited to company underperformance and a lack of investor interest. Aftermarket trading risks and stock price declines can occur because of unfavorable news reports, lack of profits, and other material information. This could have a harmful impact on the company’s stock price. The company may experience headline risk based on numerous market perceptions and assumptions that can substantially devalue the company.

Dilution, Potential Immediate Substantial Dilution Risks.

Future additional common stock issuance, may depending on the offering, reduce investors’ percent ownership in the company. Dilutive Offerings of securities may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. There are numerous dilutive implications of a publicly traded company including current and future dilution due to many factors including but not limited to additional common stock or share issuance, increase in authorized shares, additional authorization, and issuances of classes of stock, and various other dilutive offerings and mechanisms.

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This offering may result in immediate substantial dilution for investors herein, which this amount represents the difference between the company and net tangible book value per share of Common Stock after the offering and the assumed offering price of FIVE Dollars ($5.00) per share. The company may change the purchase price for Stock in this offering to entice investment, which may alter the amount of dilution subsequent investors may experience. Accordingly, the company may elect to offer discounts to certain investors on the price per share in this offering in order to entice investment. If this occurs, the total number of Stock of this Offering may be increased so that the company can still achieve the total Offering amount of $50,000,000. An increase in the number of Stock offered may also cause a corresponding increase in the amount of dilution subsequent investors may experience. Investors are therefore cautioned to inquire of the company whether such discounts have in fact been accepted by the company from previous investors prior to investing. In addition, the extent to which the company’s existing and new products may gain market acceptance, may be based upon a variety of different factors, some of which cannot be predicted including the progress of the company’s commercialization efforts and the commercialization efforts of the company’s competitors, costs involved in acquiring, prosecuting, maintaining, enforcing, and defending intellectual property claims, developments related to regulatory issues, and other factors. The company estimates that it may require a substantial investment to launch its products with significant marketing efforts in its target market, and further additional funds may be necessary to implement the company’s business plan. Furthermore, to satisfy these capital requirements, the company may seek to raise additional funds through public or private financing or other arrangements. Any additional equity financing may be dilutive to shareholders, and debt financing, if available, may involve significant restrictive covenants. The company’s failure or inability to raise capital when needed could have a material adverse effect on the Company’s business, financial condition, and results of operations. There can be no assurance that such financing may be available on terms satisfactory to the company, if at all. Investors’ percentage of ownership may become diluted if the company issues new common stock or other securities. Our Board of Directors is authorized, without minority approval, to cause the company to issue additional Common Stock to raise capital through the issuance of Common Stock (including equity or debt securities convertible into Common Stock), and other rights, on terms and for consideration as our Board of Directors in its sole discretion may determine. Any such issuance could result in dilution of the equity of our shareholders.

Future Sales of Common Stock Risks.

The company could, with the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our current shareholders. Substantial future sales or perceived potential sales of the shares or other equity securities of the company in the public market could cause the price of the Shares to decline significantly.

Capital Market Risks.

Capital market risks include but are not limited to material events, liquidity risks, volatility risks, and trading risks.

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Investment Banks, underwriters, placement agents, and other financial intermediaries that may be utilized to market, offer, and sell our offering may experience market and trading risks that may impact our offering adversely.

Small Business Risks.

Small businesses risk includes but not limited to customer reliance, employee reliance, technology reliance, profitability risks, competitive risks, supply chain pricing risks, and various risks.

Penny Stock Risks.

Penny stock regulations may make our stock more difficult to sell than other stock. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 and may have low or no trading volume. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a risk disclosure document that provides information about penny stocks and the Risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our Stock immediately following this offering may be subject to various penny stock rules, investors in this offering may likely find it more difficult to sell their securities. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, a purchaser’s written consent to the transaction prior to the purchase is required. Written disclosures to the purchaser must also be provided. Consequently, the “penny stock” rules may restrict the ability of broker dealers to sell our securities and may negatively affect the ability of shareholders of our common stock to resell their shares. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Brokers, market makers, exchanges, and other trading venues may require higher fees for purchase, hold, and margin for stock deemed “Penny Stocks” and may be restrictive for holders of our common stock. Consequently, you may not be able to buy or sell the stock when you want to.

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Shares Trading Below Offering Price Risks.

If AFR Inc. shares are traded, shares may trade under $5.00 per share, and thus will be considered a penny stock. Trading penny stocks have many restrictions, and these restrictions could severely affect the price and liquidity of our shares. If our shares trade below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Market fluctuations and reduction in value could result in our common stock to be considered and labelled a “penny stock”.

Trading Chill Risks.

The company may experience Trading chill risks due to unforeseen reasons. The Depository Trust Company (DTC) could place one or more restrictions on transactions regarding the company’s security. As a result, this “chill” status, would severely hamper Stock Transfer ability until the issue is resolved and the trading chill is lifted. The company may be negatively impacted because of such regulatory issues.

Global Security Lock Risks.

A DTC (Depository Trust Company) global security lock is a chill is placed on all services including but not limited to book entry transfers, deposits, and withdrawals. A global lock is referred to as a freeze which is more damaging than trading chills.

Compliance with Securities Laws.

The company Stock is being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act and applicable State Securities Laws. If the sale of the company stock fails to qualify for these exemptions; purchasers may seek rescission of their purchases of the company Stock.

Micro-Capitalization and Small Capitalization Company Risks.

Small capitalization company risks include but are not limited to the lack of capital access, lower stock liquidity, higher stock volatility, and more prone to experience large swings in prices and valuation levels. Small publicly listed and capitalized firms tend to have lower capital options and higher costs of capital. Certain investors are prohibited from investing in small capitalization firms due to the risks associated with such firms. The company has and may continue to have at the conclusion of this offering, a relatively small capitalization. The ability of the company to diversify or expand its activities is limited. Due to the comparatively small capitalization and the budget of the company, there may be less spreading of Risks than may occur in some other organizations. The company is a small company issuer. Small companies with micro or small market capitalizations have dramatically higher risk profiles.

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Small market capitalization companies have potential for rapid growth but also lack resources including the lack of capital resources, the lack of securities, securities analyst coverage, enhanced corporate management systems, financial management, and lack the product and revenue diversification capabilities of larger companies. The volume, liquidity, and frequency of trade in the securities of smaller market cap companies are typically less liquid than in a larger company. Smaller market cap companies may have wider stock price fluctuations and due to various size and capability Risks, face a greater risk of enterprise failure.

Corporate Governance Risks.

The company is subject to Regulation A Plus Tier 2 Mini Offering Corporate Governance requirements. The company’s Articles of Incorporation, Committee Charters, Resolutions, and various other corporate documents address corporate governance standards the company shall be subject to compliance with regulations. The company intends to comply with investor notification of Material Events, disclosures, and reporting standards of Regulation A.

State and Federal Security Laws.

The company has relied on the Regulation A plus tier 2 standard. Similar reliance has been placed on apparently available exemptions from securities registration or qualification requirements under applicable state securities laws. No assurance can be given that any offering currently qualifies or may continue to qualify under one or more of such exempted provisions due to, among other things, the adequacy of disclosure and the manner of distribution, the existence of similar offerings in the past or in the future, or a change of any securities law or regulation that has retroactive effect. If, and to the extent that, claims or suits for rescission are brought and successfully concluded for failure to register any offering or other offerings or for acts or omissions constituting offenses under the Securities Act, the Securities Exchange Act of 1934, or applicable state securities laws, the company could be materially adversely affected, jeopardizing the company's ability to operate successfully. Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex and our offering and securities may not be registered. No governmental agency has reviewed this offering and no state or federal agency has passed upon either the adequacy of the disclosure contained herein or the fairness of the terms of any offering. The exemptions relied upon for such offerings are significantly dependent upon the accuracy of the representations of the investors to be made to the company in connection with the offering. In the event that any such representations prove to be untrue, the registration exemptions relied upon by the company in selling the securities might not be available and substantial liability to the company would result under applicable securities laws for rescission or damages. The company is not subject to Sarbanes-Oxley regulations and may lack the financial controls and procedures of public companies. The company may not have the internal control infrastructure that would meet the standards of a public company, including the requirements of the Sarbanes Oxley Act of 2002.

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The company is currently a privately held (non-public) Company, and as a result, the company is currently not subject to the Sarbanes Oxley Act of 2002, and it's financial and disclosure controls and procedures reflect its status as a development stage, non-public company. The company is in the process of going public and is subject to the requirements of the SEC. There can be no guarantee that there are no significant deficiencies or material weaknesses in the quality of the company's financial and disclosure controls and procedures. If it the company sees fit and necessary to implement such financial and disclosure controls and procedures, the cost to the company of such compliance could be substantial and could have a material adverse effect on the Company's results of operations.

NO Errors & Omissions (E&O) or Prospectus Liability Insurance Risks.

The company does not have Errors & Omissions (E&O) or Prospectus Liability Insurance in place prior to our Offering filing. Errors and Omissions Insurance includes but is not limited to actions, errors, or omissions regarding the offering from failure to perform as communicated, intended, or expected. Therefore, our controlling shareholders, selling shareholders, directors, the company, and other parties are not currently covered under such insurance policies. Shareholders may be responsible for liabilities associated with this offering. In the future the company is permitted to procure such resources.

Lack of Offering Circular and Roadshow Errors and Omissions Liability Insurance.

The company may not have any offering circular liability insurance policy in place prior to our road show and offering circular filing. Offering risks include but are not limited to roadshow verbal statements related to the company’s presentation, offering circulars, and supporting information. We do not have insurance coverage for Controlling Shareholders, Selling Shareholders, Directors and Officers.

No Liability Insurance Risks.

The company does not have Liability Insurance.

NO Directors and Officers (D&O) Liability Insurance Risks.

The company is not providing Directors and Officers (D&O) Liability Insurance. Shareholders may be responsible for liabilities associated with this offering. In the future, the company is permitted to procure such resources.

NO Directors and Officers (D&O) Insurance Prior to Offering Risks.

The company is NOT Providing Directors and Officers (D&O) Liability Insurance prior to our roadshow and offering circular filing. As a result, the company may not have adequate insurance in place prior to our offering is executed. Shareholders may be responsible for substantial liabilities associated with this offering.

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Failure or Errors in Disclosure of Material Information Risks.

The company may face shareholder actions that allege a failure to disclose material information in the Offering Circular. While the company has disclosed all prudent information in our Offering Circular to the best of our knowledge, the company may have made accidental errors and omissions. The resulting shareholder actions could harm the reputation of the Company. Defective Disclosure Risks include disclosure statements and documents that may be defective. The company may make errors and mistakes when disclosing important information. This is our first undertaking as a publicly traded company and the company may be inexperienced in this area.

Corporate Litigation and Offering Liability Risks.

The company may be subject to litigation risks that may materially and adversely impact the company as an ongoing concern. Litigation risks include but are not limited to shareholder derivative lawsuits, merger and acquisition litigation risks, industry-related litigation risks, international litigation risks, investment litigation risks, employee litigation risks, regulatory litigation risks.

Post Offering Period Risks.

Publicly reporting companies are subject to regulatory risks. Post-Offering period risks include but are not limited to regulatory actions, enforcement actions, investigations, and regulatory litigation. Litigation expenses shall be paid by the company on behalf of our management and Board of Directors. This includes past, present, and future Officers and Directors (extending to employees if acting in a managerial capacity), the Issuing company, and any controlling shareholders.

Shareholder , Offering, and Section 11 Litigation Claim Risks.

Our securities and Company may suffer from negative shareholder actions. The company may face significant shareholder litigation risks regarding our offering. Shareholder litigation encompasses directors and officers, both past and present, and current shareholders, all of whom may be targeted for litigation. Additionally, after our listing, our stock may perform poorly. Lawsuits could be filed against the company and its directors and officers alleging mismanagement, misrepresentation in the Offering Circular, or other clams. The company intends to litigate when necessary, however shareholders may be responsible for the payment of any damages, settlements, defense costs, and the preparation of corrective disclosure.

Company Resource and Capital Allocation Risks.

The company may allocate capital as it sees fit to optimize and capitalize our core business units as well as additional capital expenditures. The company is a controlled company. The company seeks to actively research, plan, and execute strategic actions to grow explore our products, expand our opportunities, and to allocate shareholder’s capital prudently. However, the company may fail to adequately deploy our corporate resources and capital efficiently.

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Compliance and Regulatory Risks.

The company intends to continue to develop and maintain effective and robust accounting, compliance, and reporting control functions, policies, procedures, processes, and systems. This includes but is not limited to registration, administration, internal controls, accounting, auditing, reporting, and regulatory compliance. The company may face significant risks due to compliance issues regarding compliance and control system reviews, examinations, production of information, or audits. Regulatory changes may severely and negatively impact the company. Regulatory developments include securities regulation changes, technology related regulatory changes, and consumer regulatory changes. The company may utilize internal and outsourced Chief Financial Officers and other financial experts. The company will assist in the development and management of our financial officers or external experts may take actions that negatively and adversely impact the company. There may be mistakes or errors in our financial statements and accounting reports. This could include unanticipated and unintentional errors and mistakes in our financial reports, auditing, and accounting information. This is our first undertaking as a publicly listed and traded company. These laws may be unintentionally and accidentally violated. There exists a possibility of a breach of securities law in connection with this offering. The company may experience significant administrative risks.

Financial Reporting Risks.

The company lacks Financial Reporting Process experience and expertise. We seek the best-in-class reporting, compliance, operational and control platforms and systems, the company cannot guarantee a perfect filing and reporting system. Our lack of experience in reporting as a publicly traded company could result in errors and penalties. The company may be subject to financial, quotation market, stock exchange, and other reporting and compliance requirements. The company has not developed a standing accounting technology, control, and management information systems resulting in errors in reporting. Additionally, in the future, the company may be subject to enhanced or rigorous reporting obligations under the Exchange Act, including the requirements of Section 404 of the Sarbanes-Oxley Act. Section 404 requires annual management assessments of the effectiveness of internal controls over financial reporting. In the event that the company is no longer labelled as an “emerging growth company,” our independent registered public accounting firm may be required to express an opinion on the effectiveness of our internal controls over financial reporting. To the extent applicable, these compliance, control, and reporting obligations may place significant demands on the company’s management, administrative, operational, and accounting resources and may cause the company to incur significant expenses. We intend to over time to develop and build a digitally integrated compliance, financial management, and regulatory reporting technology system and platform to manage and report our internal compliance, control, management information, reporting processes, procedures, and requirements. Significant costs are required to build and accounting and finance control system. The company may not develop systems that accurately and timely allow the company to file financial and public company filings.

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Any failure to maintain effective internal controls could have a material adverse effect on our business, operating results. In the event the company grows, raises more capital, and makes more than $90,000,000, the company will be exposed to internal control and financial reporting requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX 404”), which promulgates that the SEC requires public companies to include a report of management on the Company's internal control over financial reporting in its annual reports. The company may then be required to develop additional system capabilities to allow for testing, controls, and reporting requirements of Sarbanes Oxley. Should the company have material weakness in internal controls, and it cannot remediate such matters in a timely manner, investors and market participants may lose confidence in the reliability of our financial statements and our ability to access capital and retain credibility will be severely impaired. Financial Risks include incorrectly filed statements, balance sheet statements, statement of income, and statement of changes in stockholders’ equity, statement of cash flows, and notes to financial statements, consolidated financial statements, and auditor reports. Other reports include capital balances, investment position appraisals, management summaries, performance fee summaries, statement of net assets, statement of operations, and security allocation reports.

Financial performance reporting risks can occur due to inaccurate performance results, financial reporting system failures, mistakes in filing on time and variations in the Company’s results of operations. Our announcements regarding the Company’s earnings may not be consistent with market expectations. This could severely and adversely impact the Company. For the first 5 years of operation, the company intends to reinvest our free cash flow back into the company to drive growth. For a complete Projected Revenue, Roadmap to Profitability, Initial Audit Letter and Report, Balance Sheet, Income Statement, Cash flow statement, Statement of Stockholders equity, additional exhibits, please see the company website for more information at www.AFRFin.com. The company may increase its cash position to up to 100% of its assets when the Management deems it prudent or when a defensive position is warranted considering market conditions. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls.

Significant Fluctuations in Corporate and Financial Results Risks.

The company may experience significant fluctuations in corporate and financial results. The company has no revenues. Future corporate and financial operating results may be below the expectations of public market analysts and investors and, as a result, the price of the company’s common stock may fall. Revenues, Expenses, and various factors can impact results.

Financial Revenue, Earnings, and Results Risks.

Financial Revenue, Earnings and Results Risks include but are not limited to disappointing future potential earnings, disappointing financial results, no financial earnings guidance, lower financial earnings guidance than median research analysts, failure to meet specific projections, lower future potential earnings, and future profit delivery risks.

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The company may not accurately model, predict, project, or forecast future financial results as it relates to the company’s profit initiatives. Emerging growth firms, micro-capitalization, and small-capitalization companies have tremendous earnings and profitability growth risks. The company may make statements that may not materialize due to many factors including but not limited to imperfect market information, customer changes, product changes, brand changes, and other inputs that may be beyond the control of the company. Moreover, the company’s projections are subject to uncertainty due to potential economic, legislative, political, or other changes that materially and adversely may impact our business and financial performance. To the extent assumed events do not materialize, actual results may vary substantially from the projected results. As a result, no assurance can be given that the company may achieve the operating or financial results set forth in its financial projections and, accordingly, investors are cautioned about placing undue reliance thereon. Our financial figures are contingent upon a successful capital raise. We intend to continuously create new products that we believe will enhance our revenue profile and drive long term growth. However, there may be substantial obstacles that may hamper or completely prevent us from achieving our financial goals.

Company Earnings and Revenue Growth Risks.

While the company intends to seek growth, diversification, and integration to create long-term value, this is not guaranteed. Our strategies may fail to make a profit and the company may have a negative cash flow. The company may be unable to achieve scale via an efficient, productive, and optimized enterprise. Our approach may need to be re-examined and the company may not achieve our market entry and product profitability objectives. The company’s revenues may be severely and negatively impacted by an economic downturn, contraction, recession, depression, or any other financial shocks. Company Earnings growth risks include but are not limited to the company, its business units, or other associated assets. The company has generated operating losses to establish the company, and this may severely impact our ability to continue as a going concern. The company may generate operating losses before the development, marketing, sale, and profitability of our products. The company may have to cover any shortfall in operating capital from sales of equity and debt securities, but there can be no assurance that the company will achieve its goals.

Corporate Risks.

The company may be adversely impacted by corporate management risks. The company may fail to materialize our initiatives due to high costs, lack of experience, and our inability to execute on our strategic goals. The company may incorrectly forecast what consumer preferences may be. Long-term business building requires substantial investment of time, people, capital, technology, and various other resources and inputs. The company may not achieve its strategic goals and fail as an enterprise.

Management, Operational, and Process Risks.

The company intends to seek an active, big picture, execution focused culture.

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People, assets, teams, and initiatives require time to mesh and achieve performance. Active management decisions and company actions may materially, negatively, and adversely impact our operational, financial, and strategic prospects. Active persistent operating execution may increase expenses, reduce profitability, and increase risks. The company may lack the capability and ability to properly launch our offering, products, and market our future products due to the lack of experience and execution.

Company Innovation Risks.

The company may experience innovation risks including but not limited to lack of talent, lack of technological expertise, lack of strategic flexibility, lack of adaptability to marketplace changes, lack of and execution performance. The company may also fail to launch new products, experience product launch delays, or fail to establish our initial product offerings. Our products and initiatives may be negatively and adversely impacted. As a result, the company may not be able to adequately compete.

Responding to Rapid Technological Changes Risks.

The company may not be able to capture, respond, monetize, or capitalize on many investment opportunities which may adversely impact our operating and profitability profile. The company anticipates continued rapid change relating to cutting-edge technology, innovation, digitization, automation, artificial intelligence, digital platforms, and specific industries. The company may not be able to capitalize on the changes that may benefit the company and its shareholders. Many industries, including those the company is involved in, are often characterized by rapidly changing technologies, frequent new product, and service introductions, and evolving industry standards. The company’s future success may depend on its ability to adapt to rapidly changing technologies by continually improving the performance features and reliability of its products, and the speed and capabilities of its services. The company may experience difficulties that could delay or prevent the successful development, introduction, or marketing of new products and services. In addition, new enhancements must meet the requirements of current and prospective users and must achieve significant market acceptance. The company could also incur substantial costs if it needs to modify its services or infrastructures to adapt to these changes. The company invests across various industry value chains and investment themes. The investments the company makes may dramatically be impacted by revolutionary technological and digitization trends. Additionally, market participants and companies may have a delayed, nonexistent, or insufficient response to technological changes. Models, inputs, assumptions, facts, and forecasts may be inaccurate. The company may implement operational, financial, managerial algorithm-driven quantitative models to assist the company in achieving efficiency and various other objectives.

Company Growth and Scaling Risks.

We may experience future growth, profitability, and company scaling risks. Corporate initiatives may place significant management, operational, financial, and growth risks. The company may be adversely and negatively financially and operationally impacted.

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Competitors and New Market Entrants Risks.

Competitors may have superior infrastructure, more capital resources, better offerings, better service, and attain customers faster. The company may be adversely and negatively impacted by competitors and new market entrants.

Business Mix Risks.

The company seeks a diversified business mix. The company however based on its initiatives may have highly concentrated business mix and lack of diversification profile. An investment in the company should form only a part of a complete investment plan. The company may have more business concentration than traditional diversified companies.

Business Diversification Risks.

There are significant risk factors associated with a lack of diversification. If the primary focus of the company is not achieved, the company may delist, dissolve, or may be negatively impacted by the lack of free-cash flow, revenue, and business unit activity. The company structure depends on our subsidiaries for cash flow. The company may be structurally subordinated in right of payment to the obligations of any future operating subsidiary and its subsidiaries. The company may utilize a holding company structure with no business operations of our own. The company’s only significant asset is and may be company interests in our Business Unit subsidiaries. The company intends to conduct all of our business operations through our subsidiaries. Accordingly, our only source of cash to pay our obligations is distributions from our subsidiaries of their net earnings and cash flows.

Product and Platform Design and Development Risks.

We are focused on building blockbuster quality products akin to Apple. The company may fail to design products that meet the demand dynamics of the marketplace. The company intends to continue to develop design processes that protect and advance our innovation efforts. The company may be adversely impacted by product design, trade secrets, and product plan protection measures, expenses, and losses.

Product and Marketplace Acceptance Risks.

There is no assurance or guarantee that our products will be widely accepted by the marketplace. There can be no assurance that the company may be successful in obtaining a sufficient market share to sustain the business of the company or to achieve profitable operations. company may not create successful and profitable products and services. The company offers no guarantee that the products and services it intends to launch and provide may be useful and effective in the markets the company intends to serve. Product risks include product design, development, launch, market acceptance, distribution, marketing and sales, positive market feedback and general acceptance. Additionally, our products, services, and platforms are experiments and some of our products may be incubated. The company may incur research and development expenses related to such initiatives.

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The company also faces pricing risks, market penetration risks, and product deployment strategy risks. Furthermore, the company may abandon products, services, platforms, and initiatives if the company deem them too costly or no longer viable to our strategic goals.

Product Delay Risks.

While the company seeks to ship fast and rapidly capitalize on financial and technological investment opportunities through superior research and transaction execution actions, the company may fail to release products on time and may be impacted by delays. These delays could end up being harmful to the company’s earnings and reputation.

Product Failure Risks.

The company intends to create, launch, and distribute quality, dependable, and reliable solutions, and services. However, our product may fail resulting in negative results related to our initiatives.

Product Development, Launch, and Success Realization Risks.

The company currently has NO proposed products and business units that have been funded, created, and/or launched as of the publication date of this document. Our Future Products may not successfully service our clients and may be severally impacted by industry supply and demand issues. We may have many Future Products in research and development that may never be finished or released. The company may encounter difficulties as the company continues to develop and launch additional platforms. Technology and digital innovation may be adversely impacted by market and consumer changes. There is no guarantee that the market may accept the company’s new products, platforms, services, or business units. As a result, the company may fail to become profitable, grow, expand, pay shareholder returns, and remain listed on an exchange. The company may fail despite our investments.

Product Roll-Out Risks.

Product roll-out risks includes but are not limited to the introduction of new products, services, platforms, applications, advertising campaigns, public announcements, demonstrations in the future. The company intends to roll-out new business units that may not be embraced by our target market or the public at large. These units may account for projected business revenues and a lack of acceptance could materially impact our company at large. Product roll-out risks will materially impact our profitability.

Subscription Risks.

Currently the company has zero services. If this offering fails to materialize, the company may not be able to generate and grow future subscription services revenue. If our other strategic initiatives put a strain on our resources, the company may fail to have the required capital needed to grow our subscription services revenue.

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Material Event Risks.

During the last 3 years we have focused on but not limited to extensive product development, company organizational development, talent development, product-roadmap development, and many other initiatives currently in research and development phase.

Dissatisfied Clients, User and Customer Risks.

The company cannot guarantee that all our future clients may be satisfied with their purchase of our offerings. There are a variety of factors outside of our control that may make our customers unhappy with their investments.

The company cannot and may not be held responsible for the dissatisfaction of our customer base regarding our offerings, services, and products. As the company scales, we intend to develop customer-oriented technology platforms for both management and delivery of our services and offerings.

Product, Company, and Industry Media Risks.

The company may not succeed if it receives unfavorable reviews or press. The financial success of a highly visible business depends on the reaction of the public, which is often influenced by professional reviews, influential individuals, or critics for television and other media. It is impossible to judge in advance what the reaction of these reviews and critics may be to the Company. To the extent that the company receives unfavorable reviews from these reviews and critics, its chances of success may be substantially diminished. Additionally, criticisms of our company may be inaccurate, misleading, incomplete, or otherwise damaging. Public criticism may damage our relationships with certain customers, service providers, and other supply chain related parties.

Product and Services Brand Development Risks.

The company believes it can create competitive differentiated products, strong brands, and sound business models that can help us create long-term shareholder value. The company may not be able to hire and retain key marketing executives with experience in creating and growing new, exciting, and unique brands that clients respect and recognize. The company may experience uncertain acceptance and maintenance of Company Brands. The company believes that the establishment and maintenance of a brand identified with the company’s services is critical to attracting and expanding its customer base. While the company is confident that its services, and brand name(s) may provide an excellent foundation for developing brand awareness, no assurance can be given that such branding efforts may be successful and profitable.

Lack of Research & Development Resources (R&D) Risks.

The company has no research and development expenditure capacity until after our Offering. Until the company can raise the funds required to create or obtain the revolutionary products that the company envisions, the research and development portion of our company requires substantial Research & Development Resources (R&D) investments.

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Lack of Management Liquidity Risks.

The company may not have the financial resources to continue if it does not raise capital. The Founder nor the Management intends to provide additional capital to the business as of printing of this document.

Distribution Risks.

Our ability to expand the distribution of our Information and Education products to the market may dramatically impact the growth of our businesses.

Inadequacy of Funds Risks.

Our Company faces significant risks regarding financial resources. Our Company has no financial assets. There are substantial Risks in our ability to continue as a going concern. The company is seeking to raise Gross offering proceeds of a minimum of $50,000,000. Management believes that such proceeds may capitalize and sustain the company sufficiently to allow for the implementation of the company Business Plans. If only a fraction of this Offering is sold, or if certain assumptions contained in Management’s business plans prove to be incorrect, the company may have inadequate funds to fully develop its business and may need debt financing or other capital investment to fully implement the company business plans. Our plans and expectations of capturing and executing opportunities may adversely impact investors and the company may experience several years of continued prolonged losses. The company may need additional capital, which may not be available. The company may require funds in excess of its existing cash resources to Company operating deficits, develop new products or services, establish and expand its marketing capabilities, and finance general and administrative activities. Due to market conditions at the time, the company may need additional funding. Or due to its financial condition at that time, it is possible that the company may be unable to obtain additional funding as and when it needs it. If the company is unable to obtain additional funding, we may not be able to repay debts when due and payable. We may obtain capital with unfavorable terms or terms which excessively dilute existing equity holders. If the company is unable to obtain additional funding, we could be forced to delay development, marketing, and expansion efforts and, if we continue to experience losses, the company may need to cease operations.

Access to Capital and Financing Risks.

The company’s failure or inability to raise capital when needed could have a material adverse effect on the company’s business, financial condition, and results of operations. Our growth depends on external sources of capital. There can be no assurance that such financing may be available on terms satisfactory to the Company, if at all. Without access to capital, the company may fail and be forced to delist. The company may not have access to alternative sources of financing or capital. Economic and Regulatory issues and impediments may severely impact the company’s access to capital. Capital market access risks include but are not limited to general economic instability, volatility, economic downturns may impair our ability to obtain capital to efficiently finance our operations.

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Investors, banks, other financial institutions, and market counterparties may be reluctant to enter capital, equity, debt, and financing transactions with the company. New rules, regulations, standards, requirements, and industry trends may prevent an efficient means of accessing capital. Lack of capital access will reduce our ability to compete, grow, and sustain our operating business. Investors, banks, and other financial institutions may not want to engage in lending or financial transactions with the Company. If sources of funding are unavailable to us, our growth may be limited, and our operating profit may be nonexistent and impaired.

Capital Market Reception, Perception, and Access Risks.

Access to capital may depend upon numerous changing factors over which the company has little or no control over which may severely impact our operating viability. The market reception risks include but are not limited to capital markets perception of industry risks, previous operators, previous managers, perception of our current earnings, perception of our future potential earnings, and various investor related perception and information biases. Availability of capital may negatively and severely impact our operations or liquidity. If the company cannot raise the funds required, the viability of the business may be at risk. We may not generate revenue growth and may experience declining profit margins. Furthermore, we may never have improving profit margins.

Future Financial Standing Risks.

The company may have future financial problems and a disappointing financial profile which would result in a lack of revenue, cash flows, or profit. The company is materially, negatively, and adversely impacted by business, financial, liquidity, and operational expenses if we are unable to access the capital markets.

Access to Capital and Investment Intensive Requirements Risks.

The markets, industries, and product verticals the company seeks to provide products, services, applications, and platforms require substantial access to capital and investment in people, technology, marketing, and on-going capital investments. If we are unable to access capital, gain capital market and investor acceptance, we may fail as an enterprise. If the company does not conduct an Offering, we will not be able to survive as a going concern.

The company intends to, upon the consummation of this offering, to make investments in various units that may materially and adversely impact our financial results. Please see the Use of Proceeds section for anticipated expenses. The continued development and commercialization of the company’s business may require a commitment of substantial funds, although the company believes the net proceeds from the sale of all of this Stock Offering, together with cash generated from operations, may be sufficient to assure the operations of the company for the next year. To the extent that the proceeds from this offering and cash flow from operations are insufficient to ensure the company’s activities, the company may be required to raise additional capital through equity or debt financing.

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The company’s actual capital requirements may depend on many factors, including but not limited to the costs and timing of the company’s development, launch activities, the success of the company’s development efforts, costs, and timing of the expansion of the company’s sales and marketing activities. The company may seek to raise additional funds through public or private financing, or other arrangements.

Future Financing Risks.

The company believes that the company will have sufficient capital available through the proceeds of this offering to finance future initiatives. The company may be required to seek additional financing in the future. Any additional equity financing may be dilutive to shareholders, and debt financing, if available, may involve significant restrictive covenants. The company cannot be sure that such financing may be available, or available on attractive terms.

Credit and Debt Based Financing Risks.

Financing Risks.

The company intends to utilize the following financing arrangements and instruments including, but not limited to acquisition financings, tender offer financings, transaction financings, and various other capital market instruments. The company may utilize various financing instruments and facilities that are short-term, medium-term, and long-term financing options. Financing options may be impacted by interest-rate fluctuations, higher borrowing costs, and it may be more difficult to attain and maintain credit, debt, and lending arrangements. The company intends to utilize financing instruments including high yield, leveraged loans, bank loans, credit revolvers, and other forms of transaction financing.

Debt, Borrowing, Balance Sheet Expansion, Credit Management Risks, Debt Default Risks.

We have no debt currently, but the company reserves the right to access the capital markets as the Board of Directors and Majority Shareholders consent thereto. The company DOES NOT have a strong capitalized balance sheet. Less established companies like AFR Inc. have zero or lower cash flows and may be exposed to higher lending interest rates, rising general interest rates, and capital market fluctuations. In the future, the company may issue and syndicate company, subsidiary, or off-balance sheet debt that may require interest payments. A higher proportion of our capital structure may consist of debt, thereby having a higher debt to equity ratio. This may result in a credit downgrade by the credit rating agencies that the company seeks ratings from (Standard & Poor’s, Moody’s, and Fitch). Upon issuance of corporate debt, a market in credit derivatives and credit default swaps may emerge. Should the company issue debt, the company may invest in acquisitions, new corporate formations, share buybacks, and other corporate uses. The company may issue debt, debt-based transactions, and derivative debt arrangements that may negatively impact the company and our financial viability. Payments of principal, interest, fees related to debt borrowings or underwritings may deplete our capital and liquidity.

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Unsustainable debt burdens may lead to bankruptcy and various restructuring and reorganization events. Lending commitments and agreements may entail financial and restrictive covenants. The company may default on debt obligations or violate restrictive covenants. Credit related defaults can severely impair capital, financial liquidity, and operational stability.

Credit and Debt Agreements Risks.

Credit Agreements utilized in corporate financings have numerous terms and conditions that the company would be required to adhere to.

Refinancing Risks.

The company may be unable to borrow funds now or in the future, or conduct refinancing’s as needed or on favorable terms and interest rates.

Cash Flow Risks.

The company after accessing the capital markets may not have sufficient cash flows to service its debt due to numerous reasons including but not limited to operating, financial, economic, political, and technological environmental changes. The company may be unable to make debt payments.

Variable Interest-Bearing Debt Risks.

The company may borrow in the form of variable interest-bearing debt. Increases in interest rates could materially increase our interest expenses. This increase in interest rates could increase the company’s cost of capital and may have negative adverse impacts on our capital structure. Higher interest rates pose a risk to earnings and to the strength of our balance sheet.

Lack of Broad Institutional Investor Support Risks.

The company may lack the support of institutional investors, who are a key part of our success and growth. Without the broad support of institutional investors, the likelihood of the company’s success is doubtful.

Industry Focus, Target Market, Target Market Growth, and Target Market Projections Risks.

Our Target Total Addressable Market (TAM) includes the information, education, content market. The company focuses on providing full spectrum world class information and education products for the retail and enterprise marketplace. The company has an attractive geographic focus which includes, but is not limited to the United States, Canada, United Kingdom, and Switzerland. Currently, we intend to derive most of our future potential revenues from within the United States. However, we may not be able to attract, attain, service, and profit from our target addressable markets.

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Market, Economic, Industry Disruption Risks.

The company may be negatively impacted by market, economic, industry disruption risks. These include but are not limited to corporate disruption, displacement, trends, economic changes, artificial intelligence, automation, robotics, and various other disruption risks.

Competition Risks.

There are many disruptive forces and changes within the global economy. The company is a new development stage and inexperienced company to compete dynamically changing technology markets. The markets that the company intends to enter are extremely competitive and achieving the company’s vision is a very risky endeavor. The company face competition from significant and larger companies who are seasoned and possess greater resources. The company also faces competition from Silicon Valley start-ups with high valuations and the backing of large investors. One or more of the Company's competitors could offer services similar to those offered by the company at significantly lower prices, which would cause downward pressure on the prices the company would be able to charge for its services. If the company is not able to charge the prices it anticipates charging for its services, there may be a material adverse effect on the Company's results of operations and financial condition. In addition, while the company believes it is well-positioned to be the market leader in its industry, the emergence of one of its existing or future competitors as a market leader may limit the Company's ability to achieve national brand recognition. Several competitors may compete directly with the Company. Many potential competitors have substantially greater financial resources and significantly greater accumulated experience in marketing their enterprises, platforms, assets, and investments. There can be no assurance that we may be able to compete successfully. The company may face incorrect comparison and cohort risks. The market may ascribe to us competitor cohort comparison sets that may not apply to the company. Additionally, the market and analysts may value the company or industry prospects differently than we do. The company may be negatively impacted by investor consensus views. Competitors include but are not limited to traditional firms, new firms, and various other firms. The company may NOT possess the required skillsets or knowledge base to accurately monetize opportunities efficiently. Current or future competitors may gain technology and cost advantages. Advantages could be in capacity, performance, reliability, serviceability, or other attributes. Competitors in the industry have more resources than the company.

AFR Information and Education Competitor Risks.

Competitors include but are not limited to information providers, data firms, research firms, digital content firms, traditional education institutions, new education application companies, traditional news organizations, digital news providers, podcast platforms, new media firms, content production firms, entertainment platforms, and streaming firms. There is no guarantee the company will be successful. These competitors have more capital, more robust offerings, and have more customers than our firm.

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Operating and Employee Growth Risks.

The company’s future success may depend to a significant extent on the ability of its future management personnel to operate effectively by expanding operations and hiring key employees. There can be no assurance the company’s personnel, systems, procedures, and controls may be adequate to support the company’s future operations. The company is dependent on its ability to continue to attract and retain qualified technical, managerial, and marketing personnel. There is widespread competition for qualified personnel in the company’s industry, and there can be no assurance the company may be able to attract and retain the qualified personnel necessary for the development of its business. The failure to recruit qualified technical, managerial, or marketing personnel could have a material adverse effect on the company’s business, financial condition, and results of operations. If the company is successful in achieving wide market acceptance of its products and services, it may be required to expand its operations quickly, requiring the establishment of technical operations, system administration, sales, and marketing. This could result in new and increased responsibilities for management, and place significant strain on the company’s management, operating, and financial systems and other resources. To accommodate such growth and compete effectively, the company may be required to implement and improve information systems, procedures, and controls, and to train, motivate and manage its workforce. We may be unable to hire qualified employees who can contribute and execute on our goals. Our employees may be unable to rise to the challenges that our Company faces and may lack certain skills that we deem viable for our success.

Company Cost Base Increase Risks.

The company seeks a low expense base and a lean business structure. The company cost base will increase, and we will allocate resources to grow and achieve our strategic aims. The company may have unforeseen expenses that the company cannot accurately anticipate, and these costs may substantially increase our total expenses.

Company Growth, Expansion, Scaling, and Resources Risks.

Significant growth places a strain on resources and there can be no assurance that the company may be able to scale up successfully. Consequently, the company must assume the risk that growth and expansions may ultimately involve expenditures of funds beyond the resources available to the company at that time. Additionally, management of such expanded operations may divert the company’s attention and resources away from its existing operations which may result in a material negative and adverse impact on the company’s present and prospective business activities. If the company is unable to manage growth effectively, business could be adversely affected. The company expects to experience significant growth, both internally and through possible acquisitions.

This anticipated future growth would place a significant strain on its resources. Additionally, the company may not achieve its strategic growth objectives.

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The company may be unable to effectively compete, obtain funding necessary for the implementation of our strategic objectives, or succeed in new lines of business in which the company has limited or no prior operating experience. The company intends to create a platform layering effect by laying-over technologies and current capabilities. The company may potentially earn a fee from the interactions and transactions on our future digital technology and services platforms. However, the company cannot foresee with one hundred percent (100%) accuracy that the public may accept our platforms nor pay the fee to use them. The company cannot guarantee that our capabilities may be widely accepted or that customers may flock to us and choose our platform over our competitors. The company may want to invest into other industry verticals that may severely and negatively impact our performance and growth plans. The company may not be able to continue to grow the company in the manner that the Founder envisions. The company may require additional employees, resources, partnerships, and service providers that may increase our expenditures and reduce shareholder returns. This would affect our ability to build a scalable digital franchise that can produce incremental revenues. The company may not be able to manage its potential growth. For the company to succeed, it needs to experience significant expansion. There can be no assurance that it may achieve this expansion. This expansion, if accomplished, may place a significant strain on the Company's management, operational, and financial resources. To manage any material growth, the company may be required to implement operational and financial systems, procedures, and controls. It also may be required to expand its finance, administrative, and operations staff. There can be no assurance that the Company's current and planned personnel, systems, procedures, and controls may be adequate to support its future operations at any increased level. The Company's failure to manage growth effectively could have a material adverse effect on its business, results of operations, and financial condition. Growth may impose considerable strain upon the company’s future management systems and resources. The company’s ability to compete effectively and to manage future growth, if any, may require the company to improve its controls, reporting systems, and procedures on a timely basis and expand, train, and manage its employees to enable a scaling of the company. The company lacks the experience as a technology company and our expansion into other segments may be delayed due to lack of financial resources, cost management issues, increased competitive market profile, decreased industry margins, loss of technological assets, and a lack of experienced professionals.

Company Efficiency Risks.

The company believes it can efficiently sell, market, and gain a long-term industry market share at a lower expense and cost base than many of our competitors. The company cannot guarantee that corporate efficiency may translate into growth and positive cash flows. The company may require years, substantial resources, and may never reach our integration, scalability, customer platforms, call centers, headquarters, and digital goals.

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Company Lack of Opportunities Risks.

The company intends to focus on providing access to trusted high-quality innovative platform technology and digital education opportunities. However, there is no guarantee that target opportunities will be available at favorable terms or timing.

Company Long-term Business Building Risks.

The company believes in long-term business building. This helps to enhance not only our future proposed business units but also driving growth strategies. In our view management matters and drives long-term value creation.

Company Use of Proceeds Risks.

The Use of Proceeds section outlines intended expenses, investments, and expense driven actions of the company. The net proceeds from this offering may be utilized to help achieve the company goals including allocations for investments and business units. There are significant unanticipated expenses that may impact the company adversely. The Use of Proceeds may not reflect every possible expense or cost item related to the company’s investment and operational budget. The Company's management may have broad discretion in how the company utilizes the net proceeds of this offering and specific use of the proceeds from an offering. Investors may not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Offering expense coverage and reimbursements shall be at the discretion of management and the Board of Directors. All foreseeable and unforeseeable expenses incurred during investor roadshow and the offering shall be utilized to facilitate the successful launch of the Company. The Use of Proceeds may increase or decrease over time. The net proceeds of this Offering are estimated to be approximately $50,000,000 assuming the sale of all the Stock offered hereunder. Assuming the sale of all the Stock offered hereunder, the company intends to use the net proceeds from this Offering for offering expenses, corporate expenses including annual expenses, salaries and management compensation, technology expenses, and cash and corporate investments. Pending such uses, the company may invest the balance of the proceeds of the Offering in short term and interest-bearing securities. Furthermore, based on the discretion of officers and the Chairman of the Board of Directors shall have the option and right to set aside a substantial portion of the net proceeds of this offering which shall not specifically be committed to any specific use. The company intends to allocate the capital raised from this offering to fund our business units. There is no guarantee that the capital the company invests may produce future returns to cover initial investments and or generate profits.

Company Website, Products, Applications, Platforms, and Services Risks.

The company’s Website, products, applications, platforms, and services face significant global competitive risks.

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This includes threats from larger competitors with more experience and resources, our target customer base not accepting our product offerings, our products failing to properly launch on schedule, our products and services failing to operate properly, and our website and services being disrupted because of service errors, cyber threats, and various other unforeseen threats.

Business Unit, Subsidiary Industry Specific Related Risks

AFR Information and Education Unit Risks.

The company may encounter competition from more established and popular education and business literacy websites and apps. Competitors may have more brand recognition and followers. We may not succeed in attracting customers and generating revenue or profits. We rely on a subscription software as a service revenue model. Currently the company does not have a team of programmers and engineers in place to code and create our product. The company may lag in terms of innovation, speed, and execution in comparison to our larger competitors. The company intends but cannot guarantee that it may offer clients the complete and best product spectrum. The company intends to roll-out a digital Mobile Apple-IOS Services App as well as provide customized technology, digitally driven platforms to clients globally. All our services are proposed concept products that have not been funded, created, and/or launched as of the publication date of this document. The digital applications (apps) industry is very highly competitive, and the company’s applications(Apps) may fail to gain traction and customers and the company may incur significant losses and a tarnished brand. Information and education risks include the possibility of false and misleading information, information that is not one hundred percent accurate, reliance on incorrect, incomplete, or factually false information.

Information Media Risks.

The company intends to build the content, media, and digital assets. The company may fail to gain and keep the attention of users. The company may fail to create compelling media that captivates the attention of our target market. The company may fail to become a popular brand. The company intends to launch digital media, social media, content, and streaming initiatives. The company currently lacks many resources and other requirements of developing compelling media content. Social media, marketing, and content development are dependent on many factors including but not limited to updated websites, content, viewership, advertiser engagement, successful branding, and many other factors. Failure to develop and maintain high-quality content initiatives may materially and adversely affect our business, results of operations and financial condition.

Technology Risks.

The technology industry is rapidly changing and transforming many industries simultaneously. The company may develop software, platforms, and various other technologies.

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There are a multitude of technology related risks including but not limited to product obsolescence, technology issues, and industry competition. Our technology applications (Apps) may be developed initially without significant features and capabilities. The customer base may not accept our initial version of our app or digital platforms. While the company would gradually increase and add to our capabilities as time goes on, the poor acceptance of our product may harm us in our attempts to grow and scale our user base and may lead to profitability. Additionally, the company may receive adverse and negative ratings and reviews regarding our initial applications, capability, and customer service. The company may face unexpected risks from new market competitors who have better software, products. The company does intend to build advanced technology systems, platforms, applications, and corporate management systems. The company and our service providers may process, store, and transmit information. The company may experience technology disruption risks including but not limited to improper maintenance, improper operation, improper management, overwhelmed technology systems, system downtime risks, and various foreseeable and unforeseeable risks. The company may be unable to accomplish its goals of providing new digital platforms and educational platforms. The company is focused on innovating, improving, and extending digital solutions in digital formats that the company believes the market desires.

The company is designing and intends to build a multi-functional and multi-vertical digital technology platform. There is no guarantee that our efforts may be successful or profitable or that clients may interact with us on a large scale. The company does not have a dedicated in-house technology team and currently lacks resources to do so. Platforms may continue to become more advanced and require substantial investments to design, develop, build, provide, launch, market, and scale. Business and technology platforms may be disrupted. We may have less resources to compete and invest in the technology infrastructure. The company may fail to create a unique platform. The Company, Officers, Board of Directors, and other professionals lack the experience to build and scale a platform Company. If our technology systems, the company websites, products, applications, platforms, services, social media accounts, and media content are off-line or no longer accessible by our customers and stakeholders, the company may experience delays in restoring our operations. Additionally, the company may not be able to fully restore our technology systems internally and may have to rely on outside help. This help may be costly, inefficient, and expensive. The company may be exposed to an expensive delayed response. The company may face internal corporate technological challenges because of the rapid adoption of technology, platforms, networked systems, and various other technologies and software. The company intends to utilize a portion of the use of the proceeds from this offering to build an account management and various other digital technologies. These systems are costly and tend to have long development and long duration project cycles. The company may be impacted by technological changes that may impair our profitability and increase our expense base. Our competitors may have larger capital investment and expenditure budgets than we do. Additionally, the company plans to digitize and automate as much of our Company processes, workflow, and platforms as possible. The company does not have a timetable or a cost for this process. This process may prove costly and may put a strain on our resources. Additionally, platform-driven firms may not be diversified in revenue, operating profile, and technology capabilities.

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There are many competitors that may design, develop, launch, and expand their market offerings and scale faster than we can. The company may not be able to achieve our goals due to the lack of resources. The company seeks to implement direct-to-consumer and retail strategies. Digital reliance issues may have sustained and material adverse effects on the company’s financial condition and results of operations. Digital technology platforms reliance risks include but are not limited to technical issues, programming errors, glitches, hardware failures, software failures, system wide outages, telecom operator outages, digital service delivery issues, technology-related defects, digital errors, undetected errors, viruses, transaction errors, digital delays in processing of electronic transactions and various other risks. Digital technology platforms require technical expertise and can expose the company to substantial liability. The company relies heavily on software, technology, applications, and cloud-based Platforms, and third-party digital platform providers. The company currently does not have the capital resources to build a digital platform that can withstand such attacks and provide faster digital recovery initiatives. The company may utilize and manage data for the benefit of our clients, partners, and users that may be adversely impacted by internal and external forces.

Services Industry Risks.

The services industry is rapidly changing and transforming many industries simultaneously. The company may face services innovation, competition, and disruption risks including but not limited to business services, research services, management services, outsourcing services, consumer services, personal services, education services, marketing services, data services, among many other service-based business risks.

Services Platform Operational and Business Risks.

The company intends to build technologies, hire talent, and build a modern Services Platform company. The company has not developed any of the technological platforms required to meet our forecasted financials. Costs may exceed our capital and financial resources to operate at a break-even point. The company may not capture the product and market opportunity due to hiring’s, operational, and technological growth issues.

Service Provider and Partnership Risks.

The company may retain independent contractors to provide various services for us, including administrative services, transfer agent services, and professional services. Such contractors may not perform as expected or desired.

Cyber-Security Risks.

The company may have data breaches and cyber-related intrusions thereby disrupting or damaging our operations and assets. The company does not have substantial information systems apart from the company website and e-mail system. The company intends to, upon the completion of this offering, to establish and utilize at the discretion of management cyber related security and solutions to prevent cyber hacks or technology breaches.

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Due to Covid-19, our reliance on remote working may increase our cybersecurity risks. We rely on communication systems including phones, internet service providers, computers, our website, and various other resources and how these systems remain in-tact are not in our control. However, the company intends to continue to develop ways to ensure that sensitive information, data, and operations are protected and enhanced. Our current resiliency is effective but by no means impervious to risks. We may be strained by sophisticated cyber-attacks and hacks.

Market Changes Risks.

The digitization of industries may dramatically transform and re-architect the digital technology ecosystem. The digital technology market may be impacted by various changes and market structure transformations.

Business Complexity Risks.

Business and digital services complexity consists of an infinite number of variables, scenarios, and outcomes that may adversely impact corporate values and we may encounter substantial risks.

Research, Data, Market Data Risks.

The company intends to utilize third party research and data services. Research services include economic and capital market, industry, company legal and securities, new trends, transactional, political, asset class, valuation, and performance research analysis services. The company intends to utilize technology providers to bolster our research, analysis, and execution activities. The company intends to source market data from data vendors. Nonetheless, the company may be adversely negatively impacted by service disruptions and connection risks. External service providers may experience outages or delays or go offline. The company is not responsible for any network downtime or liability because of externally managed platforms or service providers.

Fully Effective Contingency Plan Risks.

While the company seeks to have a comprehensive and effective contingency plan for every setback and incident that the company may encounter, the company cannot predict and foresee every possible emergency that may affect our organization. The company employs a simple management model akin to Berkshire Hathaway, where the company employs telephones, in-person meetings, and intends to develop individual business-unit contingency plans that are customized per each business.

Digital Economy Risks.

The Digital revolution is disrupting every industry via smartphones, application (apps), and on-demand services. Despite our best efforts, the company may fail to properly take advantage of opportunities. The company itself may be disrupted by new digital upstarts. The company cannot adequately anticipate what technologies may succeed and which may fail.

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Economic Factors Risks.

Economic factor risks include but not limited to inflation, regulations, deflation risks, recession risks, demographic trend risks, pandemic event risks, fiscal risks, foreign currency risks, interest rates risks, foreign policy risks, infrastructure failure risks, international tax risks, labor risks, cyber-attack risks, unemployment risks, trade war risks, and other economic changes that may adversely affect our profits. Moreover, the results of operations of the company may depend on several factors over which the company may have no control, including changes in general economic or local economic conditions, changes in supply of or demand for similar and/or competing products and services in the area, and changes in tax and governmental regulations that may affect demand for such products and services. Any significant decline in general economic conditions or uncertainties regarding future economic prospects can adversely and negatively impact our company.

Intellectual Property Protection Risks.

The company does not have any registered and patented intellectual property. The company does not have any pending patent or issued patents. It is possible that in the future, we may file intellectual property filings. The company relies primarily on Confidential Business Trade Secrets to protect intellectual property, proprietary technology, and businesses processes. There can be no assurances that secrecy obligations may be honored or that others may not independently develop similar or superior platforms, products, and services. The protection of intellectual property and proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by firms. The prosecution of proprietary claims or the defense of such claims is costly, and the outcome of such litigation is unpredictable. The company may also be subject to claims by other parties regarding the use of intellectual property, technology information and data, which may be deemed proprietary to others. The company may rely on proprietary designs and rights, and if the company must litigate those rights, our expenses could substantially increase. Intellectual property is important to our business. The company may rely on a combination of trade secret laws, confidentiality procedures and contractual provisions to protect our intellectual property. Patents and patents-pending may be a critical part of this. Our success and ability to compete depend, in part, on the protection of our designs and technology. In addition, our technology could infringe on patents or proprietary rights of others. The company has not undertaken or conducted any comprehensive patent infringement searches or studies. If any third parties hold any conflicting rights, the company may be required to stop making, using, or selling our products or to obtain licenses from and pay royalties to others. Further, in such event, the company may not be able to obtain or maintain any such licenses on acceptable terms, if at all. The company may need to engage in future litigation to enforce intellectual property rights or the rights of customers, to protect trade secrets or to determine the validity and scope of proprietary rights of others, including customers. This litigation could result in substantial costs and diversion of resources and could materially and adversely affect our results of operations.

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Intellectual Property Litigation Risks.

The company may unintentionally infringe on the intellectual property rights of others and resulting claims against the company could be costly. Any claims relating to the infringement of third-party proprietary rights, even if not successful or meritorious, could be time-consuming, result in costly litigation, divert resources and management’s attention, cause production delays or require the company to enter into royalty or license agreements. In the event of a successful claim of infringement against the company and the company’s failure or inability to license the infringed rights, the company’s business, operating results, and financial condition would be materially and adversely affected. Legal fees may be incurred in defending the claims which may impact the company adversely and negatively.

Marketing Risks.

The company may fail in our efforts to develop, launch, market, and leverage new marketing and distribution channels. Despite our marketing efforts, there is no guarantee that our marketing and publicity initiatives and campaigns will be successful.

Climate Change Risks.

The company may be impacted by various business-related climate change risks. We will do our best to achieve sustainable operations. Power failures, service interruptions, disruptive environmental events, and other natural disasters may interrupt, damage, or end our ability to conduct business.

Social Media Risks.

Social Media can negatively and adversely impact the company and cause substantial brand and corporate risks.

Accuracy of public information Risks.

The company relies on the accuracy of public information, data, and analysis, products, and platforms. Data accuracy and data inadequacies could adversely affect our operations.

Future Corporate Transaction Risks.

There may be unforeseen future risks that the company may encounter.

Mergers & Acquisitions Risks.

Mergers and Acquisitions Risks include but are not limited to due diligence risks, purchase risks, sale risks, purchase price risks, transaction risks, company operating environment risks, access to financing risks, strategy risks, synergy risks, profit realization risks, financing costs risks, management attrition risks, key partner risks, oversight risks, growth risks, and harvesting risks. The company may make acquisitions or engage in transactions globally.

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Mergers and Acquisitions Integration Risks.

The company may not be able to integrate operations from acquisitions or mergers. As part of the company’s business strategy, it may enter into various business combinations and acquisitions. These transactions are accompanied by tremendous post-acquisition integration risks including but not limited to strategic and effective management, communication, financing, human capital integration, marketing execution, customer acquisition, and profitable distribution, among many other known and unknown risks.

Company Tax Risks.

The company may be audited, required to pay fees, pay interest, pay penalties, seek litigation, required to pay tax-related adjustments, and be required to restate our federal income tax return. Shareholders and the company are responsible for any attorney expenses, legal defense fees, court costs, and any other expenses in contesting deficiencies asserted by the Internal Revenue Service.

General Disclosure about Insurance.

The company does not insure against all possible Risks and its insurance may not protect it against liability from all potential events. As a result, the company could incur significant losses from uninsured risks or risks for which its insurance does not cover the entire loss. Any such losses could have a material adverse effect on the company’s business, financial position, and results of operation.

Indemnification Risks.

The company may provide indemnification of the Manager, Officers, and Directors at the company’s expense and limit the Officers and Directors liability. Indemnification may result in increased costs and adversely affect the interests of shareholders. The company may be required to indemnify its owners, officer, agents, affiliates and employees against claims, liabilities, expenses, including legal fees. The Board and its Members may also be entitled to the protection of customary indemnification, defense, and limitation of liability provisions.

NO Indemnification Agreements.

The company is NOT Providing Indemnification Agreement(s). Shareholders may be responsible for liabilities associated with this offering. In the future the company is permitted to procure such resources. The Company's Certificate of Incorporation and Bylaws provide for the indemnification of directors and officers of the company to the maximum extent permitted by law. This generally permits the company to indemnify its officers, directors and certain others acting on behalf of the company as to all expenses incurred or imposed upon them because of actions, suits or proceedings for acts made in good faith and in a manner, they reasonably believe to be in or not opposed to the best interests of the Company. The company has not entered into agreements to indemnify its directors and officers in accordance with its Certificate of Incorporation and Bylaws.

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The company has no director and officer liability insurance. There are no pending claims for indemnification, nor is the company aware of any pending or threatened claims, which would result in a claim for indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the company.

Conflict of Interest Risks.

The company relies on our management to make sound business decisions. The interests of the founder, executives, and affiliates may conflict with your interests. As a founder led Company, the founder is imbued with broad powers and authority which may result in one or more conflicts of interest between your interests and those of the founder.

Other Businesses.

The founder and executives are NOT required to devote all of their time and efforts to AFR Inc. affairs. Mr. Heydari is free to engage in business opportunities and endeavors separate from AFR Inc.

Crisis Management Expenses Risks.

Unforeseeable, unexpected, and unprecedented events may severely negatively impact our business operations. The company may be required to manage adverse operational events quickly and efficiently.

Contingency Planning Risks.

The company may have a “Rainy Day Fund” to prepare for and mitigate Contingency-related events. The company intends to have worst-case scenario planning to ensure our ongoing uninterrupted business. The company may lack preparedness and lack the resources required to manage such extenuating and potential business interruption events. Additionally, the company may be required to close our operations due to an intervening government sanctioned cessation.

China and Asia Risks.

There are considerable geopolitical risks regarding China and Asia. China and the United States may continue to experience protracted trade, capital, and technology friction issues. Any impact from China and the chinese economy can dramatically impact market and economic performance return profiles and outcomes. Additionally, China has a thriving technology and services economy and any material change to their productivity can impact our company and economic returns.

Covid 19 and Future Pandemic Risks.

Pandemics can severely and negatively impact the Company. The company may experience financial difficulty due to Covid 19.

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Social distancing, the at-home economy, remote working, health, and safety requirements may require more resources and may reduce our profitability. Additionally, the company may be impacted by a future global pandemic.

Business and Event Cancellation Risks.

The company operations and related initiatives may be adversely and negatively impacted by event cancellation risks. The company may present events, conferences, retreats, speaking engagements and other investor outreach events. Circumstances beyond our control may adversely and negatively impact our results.

Exclusive Jurisdiction Risks.

The Articles of Incorporation indicates that the company may utilize an Exclusive Jurisdiction resolution action. (Note: Please read all charters, documents, and disclosures for more information related to Exclusive Jurisdiction resolutions and actions.) Shareholders may be responsible for liabilities associated with this offering.

Additional Risks and a Combination of Multiple Risk Factors.

Additional Risks and a combination of multiple risk factors can adversely impact the returns and results of the company and lead to a decrease in the value of assets. Additionally, there are a multitude and combinations of risks, adverse events, and uncertainties that the company may face and be impacted by. Multi-impact scenarios events, capital access, market access, capital market access, and other business issues can and may combine to negatively impact our business ecosystems. If any one of the risk factors or events described herein were to occur, our financial condition, results of operations, cash flow, and our ability to generate profits could be materially and adversely affected. Additionally, the company operates in a regulated, extremely competitive, and rapidly changing industry. The company cannot predict all new risk factors, nor can the company assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained herein.

Cascading Impact Risks.

The company may be impacted by a cascading of events that may include financial, operational, business, and capital market adverse events. The company may be adversely and severely impacted by exceptional circumstances, exogenous externalities, ripple effects, and various other worst-case scenarios that may impact our operating and performance results.

Other Unanticipated Risks.

We may be impacted severely and negatively by unanticipated risks. Management reserves the right to make significant modifications to the company’s stated strategies.

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ITEM 4: Dilution

Investors, purchasers, or subscribers participating in this offering may incur immediate or future substantial dilution and Investors should not invest in the company unless you can afford to lose your entire investment. If you invest in the Common Stock, your ownership interest will be diluted to the extent of the difference between the offering price per share and the net tangible book value per share immediately after completion of this Offering. Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares outstanding. As of August 1, 2021 the net tangible book value of our Shares was approximately $0, or approximately $0 per shares based upon 75,000,000 Shares outstanding.

Material Disparity between Public Offering Price and The Effective Cash Costs to Affiliated Persons in transactions during the past year.

The price of the current offering is fixed a $5.00 per share. This price is significantly higher than the price paid by the company’s officers and directors and early investors. Early-stage companies typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash from outside investors, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of the new investors stake is diluted because each share of the same type is worth the same amount, and the new investor has paid more for the shares than earlier investors did for theirs. We intend to sell 10,000,000 shares of our Common Stock. We were initially capitalized by the sale of our Common Stock. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 50,000,000 shares of Common Stock will be sold.

Name	Sales Price or Average effective cash contributions of such persons.	Date	Purchase Amount / Number or Amount of Stock Purchased	Public Offering Per Share Price	0
Kamran Heydari	$.000001	March 4, 2019	$74.00 /74,000,000 (Shares)	$ 5.00

Shaun Gold	$.0001	June 15, 2020	$100.00 /1,000,000 (Shares)	$ 5.00
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	Shares Issued		Total Consideration		Price
	Number	Percent	Amount	Percent	Per Share
Existing Shareholders	75,000,000	75.00%	$174	75%	$$.000001 and .0001
Purchasers of Shares	10,000,000	10.00%	$50,000,000	10%	$5.00
Total	83,000,000	83%	$50,000,174	83%	$5.000101

The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us (If all 50 million shares are sold and the full $50 million is raised), the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 25%, 50%, 75% and 100% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of August 1, 2021. Totals may vary due to rounding.

	25% of offered shares are sold	50% of offered shares are sold	75% of offered shares are sold	100% of offered shares are sold
Offering Price	$5.00	$5.00	$5.00	$5.00
Net tangible book value on August 1, 2021	$0.000101	$0.000101	$0.000101	$0.000101
Net tangible book value after giving effect to the offering	$5.000101	$5.000101	$5.000101	$5.000101
Increase in net tangible book value per share attributable to cash payments made by new investors	$4.999899	$4.999899	$4.999899	$4.999899
Per Share Dilution to New Investors	$4.99	$4.99	$4.99	$4.99
Percent Dilution to New Investors	49.00%	49.00%	49.00%	49.00%

Our articles of incorporation authorize the issuance of 10,000,000 shares of common stock. Upon completion of this offering, we will have approximately 83,000,000 shares of common stock issued and outstanding if all shares offered are sold. Accordingly, we may issue up to an additional 7,000,000 shares of common stock after this offering.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock is not fixed and has been arbitrarily determined and bears no relationship to any objective measurement of value. The price does not bear any relationship to our assets, book value, historical earnings, or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or if developed, it will continue or that the securities will ever trade at a price higher than the offering price.

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ITEM 5: PLAN OF DISTRIBUTION

We are offering up to 10,000,000 Shares of our common stock at a price of $5.00 Per Share to be sold by the company. The company also reserves the right to change the price per share from $5.00 to a lesser amount as the company, in its sole discretion, deems appropriate. In that event, the aggregate number of shares offered may be increased. The company intends to make any distribution through an underwriter or via digital offerings. No Compensation will be paid with respect to those sales, except for reimbursement of expenses actually incurred on behalf of the company in connection with such activities. Since this offering is conducted as a direct participation offering, there can be no assurance that any of the shares will sold. The company reserves the right to accept Stock Purchase Agreements for lesser amounts. There is currently no market for any of our shares and no assurances are given that a public market for such securities will develop after the closing of this Offering or be sustained if developed. While we plan to after the closing of this Offering to take affirmative steps to request or encourage one or more broker/dealers to act as a market maker for our securities, no such efforts have yet been undertaken and no assurances are given that any such efforts will prove successful. As such, purchasers may not be able to readily dispose of any shares purchased hereby. The proposed plan of distribution includes but not limited to the selling efforts of underwriters, brokers, dealers, and any other capital market distribution participants prior to the effective date of our registration statement. The following may include Description of Plan of Distribution, Terms of Agreements, Terms of understandings, and engagements entered into with Capital market distribution participants.

Underwriter’s Compensation.

The Following table sets out the nature of the compensation and amount of fees, commissions, discount, and expenses to be paid to the underwriter for each security and in total. Additionally, who will pay compensation and amount of fees, commissions, discount, and expenses.

Price to public	Selling Agents and Underwriting Discounts and Commissions (1)	Proceeds to issuer AFR Inc. (2)	Proceeds to Selling Stockholders and other Persons (3)
Per Share $ 5.00	$ 0.85 (TBA)	$ 1.00 (TBA)	$ 1.00 (TBA)
Total	$ 3,800,000	$ 47,500,000.00 (4)	$ 7,500,000.00
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State the Amount and Cost Offered through Participants.

1. Volume Limitations on Securities Sales

________TBA________

2. Parties to the Agreement.

________TBA________

3. Conditions Under Which the Agreement may be Terminated.

________TBA________

Offerings on Exchange.

We intend to have our Class A common stock listed on the OTCQB under the symbol (AFR INC.__TICKER SYMBOL).

Giving effect to the sale of all of the Shares, we expect we will meet the financial listing requirements for the OTCQB.

Underwriters.

1. Name(s) of Principal Underwriters.

________TBA________

(Note: Selling Group Guidance; Disclosure may be limited to those underwriters who are in privity of contract with the issuer with respect to the offering.) It is necessary to disclose each Member of a selling group. Disclosure may be limited to those underwriters who are in privity of contract with the Issuer with respect to the offering.)

2. Amount(s) Underwritten.

________TBA________

3. Underwriter having a material relationship to the issuer.

________TBA________

4. If Underwriter Existing Nature of the relationship.

________TBA________

5. State briefly the nature of the Underwriters obligation to take the securities.

________TBA________

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(Note: Underwriter’s obligations - (All that is required as to the nature of the underwriters' obligation is whether the underwriters are or will be committed to take and to pay for all of the securities if any are taken, or whether it is merely an agency or the type of best-efforts arrangement under which the underwriters are required to take and to pay for only such securities as they may sell to the public. Conditions precedent to the underwriters' taking the securities, including market outs, need not be described except in the case of an agency or best-efforts arrangement.)

6. Discounts and Commissions allowed or paid to dealers.

________TBA________

(Note: Briefly include all cash, securities, contracts, or other consideration to be received by any dealer in connection with the sale of the securities.) Note: Underwriting Commissions Includes all Best-Efforts Underwritings, Cash, Securities, Contracts, or anything paid to be set a-side disposed of, or understandings with or for the benefit of any other persons in which any underwriting interested, made in connection with the Sale of such security. Before the Commencement of Sales Pursuant to REG A, the issuer must inform the SEC whether or not the amount of compensation to be allowed or paid to the underwriters as described in the offering statement has been cleared with FINRA. If the Securities are not to be offered for Cash, state the basis upon which the offering is to be made.)

7. Underwriters, Brokers, or Dealers utilized by Selling Shareholders Disclosure.

________TBA________

(Note: Disclose if Underwriters, Brokers or Dealers are selling or distributing Selling Shareholder Shares.)

We will pay all of the expenses of the offering (other than the selling agents’ discounts and commissions of 4% payable with respect to the Selling Stockholder Shares sold in the offering), but the company will not receive any of the proceeds from the sale of Selling Stockholder Shares in the offering.

To the extent 1,500,000 or more of the Offering Shares are sold in the offering, all the Selling Stockholder Shares will be sold in the offering.

The company will not receive any of the proceeds from the sale of the Selling Stockholder Shares in the offering. Our President, officers, directors or affiliates is selling securities in this offering.

Broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share.

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8. Finder’s Fee Disclosure.

________TBA________

(Note: Any finders fees or similar fee disclosure shall be made on the COVER Page with Reference to a more complete description and discussion in The Offering Circular)

1. Identify the Finder

2. Its Exec Officers

3. Directors

4. Promoters

5. Principal Stockholders including any affiliates). The company may pay certain finder’s fees in the form of cash to independent agents who locate purchasers for this offering in the amount as much as Seven (7%).

9. Distribution Arrangements.

________TBA________

Limit or restrict the sale of other securities of the same class as those to be offered for the period of distribution.

9. 1. Commissions Withheld

________TBA________

9. 2. Distribution of Participation

________TBA________

Otherwise, to hold each underwriter or dealer responsible for the distribution of its participation.

9. 3. Sales Confirmation Responsibilities

________TBA________

Identify any underwriter that intends to confirm sales to any accounts over which it exercises discretionary authority and include an estimate of the number of securities so intended to be confirmed.

9. 4. Discount and Commissions

________TBA________

Paid to dealers Including all Cash, Securities, Contracts, or other consideration to be received by Any dealer in the connection with the sale of securities.

10. Underwriter’s Representative on Board of Directors.

No Underwriters are associated or have control with respect to the Board of Directors of AFR Inc.

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11. New Underwriters.

____TBA________

12. Indemnification of Underwriters.

_YES OR NO___

(Note: If Underwriting agreement provides for indemnification by the registrant of the underwriters or their controlling persons against any liability arising under the Securities Act. In the event such indemnification terms and provisions are entered into, we will update accordingly.

13. Stabilization and Stabilizing Agent

Currently No Underwriter has indicated that they intend to stabilize, maintain, or otherwise affect the market price of the offered securities. We intend to disclose the nature and details related to stabilization activities.

14. CRD Number of any broker or dealer listed.

____TBA________

Our common stock offered through this offering is being made by the company through a direct offering.

Stock is Registered to be offered only for cash. No Assets or exchanges will be made.

Our Common Stock may be sold or distributed from time to time by the company utilizing general solicitation through the internet, social media, and any other means of widespread communication. Underwriters and various other financial providers may be labelled as the Underwriting Agreement. The sale of our common stock offered by us through this offering may be effected by one or more of the following methods of distribution including but not limited to the internet, social media, crowdfunding sites, ordinary brokers’ transactions, cross or block trade transactions, broker and dealer transactions, underwriter transactions, market maker transactions, private exchanges, private market transaction platforms, direct sales to purchasers, sales effected through agents, privately negotiated transactions, and any combination of the foregoing transactions indicated. The company has not engaged any Direct Market Makers, or any member FINRA/SIPC member, or to act as the broker-dealer of record in connection with this offering, or for underwriting or placement agent services. As part of its intermediary relationships with FINRA/SIPC members, the company may agree to pay fees and pay a 7% Underwriting Fee. We may be required to pay fees including but not limited to one-time set up fees and various expenses for the company to receive from such providers a FINRA No Objection Letter.

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The company has 75,000,000 shares of common stock issued and outstanding as of the date of this offering circular. The company is registering an additional 10,000,000 shares of its common stock for sale at $5.00 per share.

All shares sold under this offering circular will be sold at a fixed price of $5.00 per share. The company reserves the right to lower the price.

Our offering will terminate upon the earliest of (i) such time as all the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this amended offering circular unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the company’s selling efforts in the offering, our officers and directors will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. The Officers of the company are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. the Officers will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. The Officers will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The company will receive the proceeds from the sale of the 10,000,000 shares being offered less fees and commissions due to service providers. The company’s shares will be sold to purchasers by either the company or service providers.

The company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Procedures for Subscribing.

If you decide to subscribe for any shares in this offering, you must digitally sign either the stock purchase agreement before the listing or shares for sale by our market service providers.

All documentation will be maintained by AFR Inc.

There is no minimum investment for subscription.

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Right to Reject Subscriptions.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by us to the subscriber, without interest but with a $100 deduction for processing fees. Subscriptions for securities will be accepted or rejected with letter by mail, or by email with a delivery and read receipt within 48 hours after we receive them.

Investment Limitations

As set forth in Title IV of the JOBS Act, there are limits on how many shares an investor may purchase if the offering does not result in a listing on a national securities exchange. The following would apply unless we are able to obtain a listing on a national securities exchange.

Generally, in the case of trading on the over-the-counter markets, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A offering, most investors in the case of trading on the over-the-counter markets must comply with the 10% limitation on investment in the offering. The only investor in this offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act. If you meet one of the following tests you should qualify as an accredited investor:

(i)You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase shares of our common stock in the offering;

(iii)You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the shares in this offering, with total assets in excess of $5,000,000;

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(v)You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)You are a trust with total assets in excess of $5,000,000, your purchase of shares of our common stock in the offering is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the shares in this offering; or

(viii)You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Blue Sky Law Considerations

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTC Market, investors should consider any secondary market for our securities to be a limited one. There is no guarantee that our stock will ever be quoted on the OTC Market. We intend to seek coverage and publication of information regarding our company in an accepted publication, which permits a “manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities.

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Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals.

A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals.

The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

We currently do not intend to and may not be able to qualify securities for resale in other states, which require shares to be qualified before they can be resold by our shareholders.

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ITEM 6: USE OF PROCEEDS

AFR Inc. Intends to utilize the Use of Proceeds allocations for investments and business units.

The following Use of Proceeds Tables do not reflect a complete list of expenses and we reserve the right to alter expense forecasts without notifying or updating this document.

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $1.00. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50%, and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $50,000,000 as anticipated.

Assuming the sale of all the Securities offered hereunder or the maximum offering amount is sold, the company estimates that the net proceeds of this Offering are estimated to be approximately $45,750,000 after compensating Underwriters and before paying expenses.

The Net Proceeds or remaining amount of this offering shall be utilized for corporate purposes, company purposes, and growth-related purposes. The proceeds to the company may not be sufficient to provide all of the funds required by the company to achieve profitable operations. The amounts and timing of our actual expenditures will depend on numerous factors, including but not limited to the status of our product sales and marketing efforts, the amount of proceeds received from this offering, and the amount of cash generated from our future business units, initiatives, and partnerships. Consequently, additional financing may be required during such period. We are using projections and cannot estimate the precise amounts to be utilized for each purpose set forth in this offering circular. Please see the “Risk Factors” section of this offering. Additionally, the company will have flexibility in allocating the net proceeds of this offering. Principal Purposes and approximate amounts intended to be used for each purpose outlined herein. The Use of Proceeds may be allocated but not limited to the following; offering Expenses, OTCQB Listing Fees, Transfer Agent, Corporate and Legal Expenses, Director Salaries and Corporate Governance Expenses, Designated Marker Maker (DMM) Expenses, Securities Related Expenses, Investment Banking Expenses, Annual Salaries and Expenses, Office and Real Estate Related Expenses, Technology Expenses, Travel, Travel Related, and Entertainment Expenses, Marketing Expenses, Business Unit Investments, AFR Digital Platforms App, Platform, and Unit development expenses, Operational Capital, and various other sales, general, and administrative expenses. The issuer may reserve the right to change the use of proceeds in accordance with our strategic plans or if all the Shares that are not sold in this offering.

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Use of Proceeds - Next 12 Months

If 10,000,000 shares (100%) sold ($50,000,000 Capital Raised)

Planned Actions	Estimated Cost to Complete
Offering costs[1]	$4,250,000
Salary for current or future employees	$3,600,000
Identified Project Costs[2]	$960,000
Future Project Costs[3]	$0
Marketing and distribution costs[4]	$2,480,000
General operating capital and corporate expenses[5]	$100,000
TOTAL	$11,390,000
Equity	$38,610,000

If 7,500,000 shares (75%) sold. ($37,500,000 Capital Raised)

Planned Actions	Estimated Cost to Complete
Offering costs[1]	$3,250,000
Salary for current or future employees	$3,600,000
Identified Project Costs[2]	$960,000
Future Project Costs[3]	$0
Marketing and distribution costs[4]	$2,480,000
General operating capital and corporate expenses[5]	$100,000
TOTAL	$10,390,000
Equity	$27,110,000
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If 5,000,000 shares (50%) sold. ($25,000,000 Capital Raised)

Planned Actions	Estimated Cost to Complete
Offering costs[1]	$2,250,000
Salary for current or future employees	$3,600,000
Identified Project Costs[2]	$960,000
Future Project Costs[3]	$0
Marketing and distribution costs[4]	$2,480,000
General operating capital and corporate expenses[5]	$100,000
TOTAL	$9,390,000
Equity	$15,610,000

If 2,500,000 shares (25%) sold. ($12,500,000 Capital Raised)

Planned Actions	Estimated Cost to Complete
Offering costs[1]	$1,250,000
Salary for current or future employees	$3,600,000
Identified Project Costs[2]	$960,000
Future Project Costs[3]	$0
Marketing and distribution costs[4]	$2,480,000
General operating capital and corporate expenses[5]	$100,000
TOTAL	$8,390,000
Equity	$4,110,000

Notes:

1.	Offering Costs includes Underwriters Underwriting Fee of 8%.

2.	“Identified Project Costs” include but are not limited to the complete development of identified projects.

3.	“Future Project Costs” are associated projects that have yet to be launched or itemized.

4.	“Marketing and distribution costs” includes but is not limited to all digital and other marketing and distribution costs.
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5.	General operating capital and corporate expenses include all annual expenses related to public company expenses including but not limited to Audit expenses, Accounting expenses, OTCQB Exchange expenses, Transfer Agent expenses, Corporate expenses, Legal expenses, Director Salaries and Corporate Governance expenses, Designated Marker Maker, Broker Dealer expenses, Securities related expenses, Investment Banking expenses, Salaries or payroll expenses, Technology expenses, Travel expenses, Travel Related expenses, entertainment expenses, marketing expenses, business unit expenses, operational expenses, contingency expenses, research expenses, development expenses, and administrative, office rent, facilities, security, real estate related expenses, and other professional services expenses.
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ITEM 7: DESCRIPTION OF BUSINESS OUR COMPANY

AFR Inc. was incorporated in the State of Florida on March 04, 2019.

AFR Inc. corporate business address is 1280 South Alhambra Circle # 1401 Coral Gables, FL 33146, and our telephone number is (914-275-5061).

The website address is www.AFRFIN.com. The information at our web site is for general information and marketing purposes and is not part of this offering circular.

AFR Inc is focused on building a digital information and education platform.

We intend to offer a direct-to-consumer subscription software as a service platform that provides and sells access to our database of information and digital platforms to users and professionals about topics, investing, companies, industries.

THE INNOVATIVE INFO AND EDUCATION PLATFORM IS HERE!

AFR Inc. is a technology PAAS (Platform as a Service) company focused on creating Platforms and Apps for information, education, digital, enterprise, and consumer markets.

We are democratizing, reimagining, and modernizing information and education platforms by applying the principles of a Subscription Direct-to-Consumer Software as a Service Model.

The AFR Info Pages Platform provides users with information, education, content, and technologies in a simple, detailed, and comprehensive format regarding topics, investing, technology, company pages, industry pages, financial services, fin-tech, and digital platforms, and more.

AFR Inc. Target Market

As of August 2021, The Information and Education market is our target market. The digital global information and education market is a rapidly growing market and expected to continue to grow. The information and education industries have raised significant amounts of capital.

Principal Product(s) or Services or Product Markets.

The company and its subsidiaries or units intend to conduct and develop the following ONE (1) Business Unit.

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The AFR Information and Education Platform is focused on providing an execution-focused actionable online information, education, content, knowledge, and learning platform.

At AFR Inc., we believe the winners in the information and education market will be the providers that have the most comprehensive and detailed information and education offerings.

1 destination for all things information and education.

At AFR Inc. we are building a digital information and education platform company that will provide global subscribers and students with life-changing information, education, lectures, courses, classes, learning programs, best practices, and dynamic content platforms.

AFR Inc. provides consumers with proprietary, fully researched, comprehensive, independent, and objective information and educational content across topic areas.

We seek to develop an ever-expanding platform and catalog of digital, mobile, accessible, digestible, useful, refined, and executable information and education offerings that provide substantial value to our users.

Our aim is to consistently add, update, and increase the information presented and provided on our platforms.

The AFR online information and education platform is a NEW, FRESH, MODERN, RELEVANT, Up-to-date, quality, interactive, SIMPLE yet sophisticated integrated way to inform and educate the masses at an affordable price and excellent quality.

AFR Inc. intends to provide platforms to subscribers to easily discover, educate, plan, execute, and optimize their goals utilizing our platforms, apps, technologies, and services via smartphones and other form factors.

We are creating platforms for users to access information, to learn, to prepare, to develop knowledge, to gain insights, to develop skills, to gain talents, to gain professional mobility, and to grow based on their interest level.

We are committed to democratizing, reimagining, modernizing, educating, and uplifting our users and communities.

An authent-tech platform that allows users to be part of a community of success.

AFR Pages Platform

The AFR Pages Platform provides users with new, execution-focused, curated, detailed, updated, synthesized, powerful, comprehensive, actionable information, education, content, and technologies.

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The AFR Platform provides users with business pages, investing pages, technology pages, company pages, industry pages, financial services pages, fin-tech pages, digital platform pages, and more.

The AFR Platform provides users in one page all available, important, aggregated information, data, and education elements on a specific topic.

The AFR Pages is an on-demand, dynamic, immersive, how to information platform that will be enhanced with features, functionality, and capabilities over time.

2 Subscription Tiers

Newsletter. Newsletter and basic pages may be delivered for free on a freemium product basis with limited information.

Premium Pages. Premium Pages provide users with access to our Premium offerings on a subscription basis.

AFR Education Pages and Platform

Each Information page may be complimented by our future education pages and platform. Each information page may display an Edu box button that will display all educational classes available based on that topic or information page. The AFR Education Platform will offer a range of online digital virtual information, courses, classes, education resources, how to resources and DIY (Do it yourself) content. The following is some of the topic areas we intend to develop including but not limited to business education, business knowledge, business literacy, modern business management, entrepreneurship, financial education, business transaction workshops, small business management classes, financial literacy, personal finance, investing, trading, innovation, research and development, product development, financial technology, financial services, technology, big data management, capital markets, financial analysis, economics, industry research, ESG, ETF’s, real estate, management skills training, business management, strategic management, personal credit management, skills training, online MBA’s, online mini-MBAs, alternative MBA’s, executive education programs, corporate training programs, customized corporate courses, coding classes, technical fields of study, skill-set enhancement programs, distributed teams skill based programs, mindset and motivational services, life-long learning programs, online coaching, zoom classes, live-streaming classes, remote study services, distance learning services, lectures, teaching lessons, learning assistant services, personalized learning solutions, after-school solutions, corporate case studies provided by experts, lecturers, instructors, educators, trainers, teachers, practitioners, professors, tutors, coaches, creators, and experts. Providing users with skills associated with the future of work.

AFR Edu Providers Platform

We want to potentially in the future enable, curate, and provide to our users, external digital education platform providers and products.

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We would like to provide our users with broad access to other education firms that may have topic related and relevant information, education, and platforms.

Other Initiatives

AFR Inc. Media Content.

We intend to develop our content generation and production capabilities as well. We seek to host and lead weekly shows to business, interesting topics, technology, finance, startups, entrepreneurship, financial literacy, capital raising, and stock investing.

Status of Products and Services.

AFR Inc. is in a pre-commercialization and developmental phase regarding our product and platform initiatives.

At the time of this filing, we are currently in the early stages of the digital technology product development phase.

We intend to launch our information and education platform by utilizing the proceeds of this offering. Product development, marketing, and sales would require the substantial investment which will come from the proceeds of this offering.

AFR Inc. has currently has zero business subscription revenue and no business in our pipeline.

Product Research and Development Previous Expenses.

The company has been bootstrapped and all material research and development have been contributed to the company. We have had nominal expenses for website development. We have no research and development expenses nor an established dollar amount to be allocated for such activities to date.

Company Plans.

Develop and Sell our Information Pages Platform and incrementally increase our users’ capabilities, features, and functionality.

Our goals are to drive superior long-term results for shareholders by adapting to the needs of the market and achieving profitability.

We may expand into other areas of interest to the company.

Our focus on talent, technology platforms, and constant innovation differentiates us.

Distribution and sales will be digital, online, and via applications(apps).

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Strategic Relationships and Initiatives

The company may also engage in Strategic Relationships and Initiatives (“Strategic Relationships”) include but are not limited to joint ventures, acquisitions, mergers, takeovers, royalty or revenue sharing agreements, licenses, or minority shareholdings.

Strategic Relationships may result in significant changes in the corporate structure of the Company. Strategic Relationships may result in taxable company revenue or may result in increased reserves for taxes.

Employee Related Information

Number of Full-Time Employees:

__3_

The company currently has no or zero paid full-time employees.

Total Number of Persons Employed.

__0_

Our Employees are not paid employees but devote substantial time to AFR Inc. and its activities. After the capital raise, we intend to hire 3 (three) or more paid employees.

Company History.

AFR Inc. is a new entity and has no material assets and no legacy costs. After this offering, the company may increase its expense base to achieve revenue objectives.

Distinctive Operational Characteristics.

Our operations are distributed. We utilize technology and provide customers with omni-channel distribution formats. Our operations consist of management oversight capabilities, software development, marketing, sales, and technology management functions.

Dependence on Customers.

Currently we have no customers. Our future business will be dependent on various corporate, retail, and institutional clients.

Dependence on Application Platforms, Suppliers, and Distributors.

The company may be dependent on various internet service providers, applications providers, technology providers, payment providers, the apple technology ecosystem, and other digital platforms. If the company is no longer able to access other providers platforms, the company may be limited in its capabilities and may cease to exist.

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Competitive Industry and Business Conditions.

Competitors include but are not limited to traditional market data firms, information providers, platform providers, education providers. AFR Inc. intends to compete in many adjacent and competitive markets and industries. Numerous competitors, shifting market shares, high cyclicality of industry innovation cycles, and decreasing margins substantially impact AFR Inc’s competitive relative position. We do not currently anticipate adverse future business inputs, conditions, or shortages due to the nature of our digital business. If we are not able to effectively execute, our financial performance may be adversely impacted. The Education and Digital Platform Services market tends to have lower overhead costs, lower product offer price, higher quality, easier user management and product distribution, and platform enhancement advantages. At this time, we have not completed a thorough competitive analysis. We intend to use part of the proceeds to conduct and develop focused analysis and corporate strategy initiatives to maximize market opportunities. We may be unable to compete with our competitors who possess greater resources, greater market share, and have more resources than us. Execution and timing risks could be detrimental to our growth, profits, and sustainability.

Methods of competition.

We compete in the digital, online, virtual technology industry. We intend to provide websites, products, services, platforms, applications, and various other methods of competition.

Product, Industry, Competition, and Marketplace Risks.

The company is seeking to compete in extremely competitive product categories, industries, markets, and geographies. The company may not achieve the goal of a creating a financially sustainable firm with robust organic earnings growth. We are building a business and may scale differently than other market participants. Innovations and product acceptance may take substantial time to achieve.

Incumbents.

Traditional legacy education and information companies.

New Entrants.

There are newly publicly traded companies and newly backed startup or growth education and information firms. Chinese education and digital companies are also entering the industry as well.

Issuers Competitive Position in the Industry.

We are a new company entering the education and Digital Platform Services market. We are not a competitor within our industry since we have no customers, require capital to grow, and need to execute within our target markets.

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Revenue Segments.

We currently have no revenue, please see our projected financial statements for future revenue segment information.

Material Corporate Actions.

Bankruptcy or Receivership.

We have not filed for either Bankruptcy or Receivership.

Merger.

The company has not consummated any Mergers.

Consolidation or Reorganization.

The company has not had any consolidation, reorganization, or related activities.

Purchase.

The company has not Purchased or acquired any companies or assets.

Sale of Assets.

The company has not divested or sold any assets or subsidiaries.

Past /Pending /Or Anticipated Stock or Capital Structure Related Disclosures.

Past /Pending /Or Anticipated Stock Split:

__NO__

Past /Pending /Or Anticipated Stock Dividend:

__NO__

Past /Pending /Or Anticipated Recapitalization:

__NO__

Any Default of the terms of any note:

__NO__

Any Change of Control:

__NO__

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Any increase of 10 % or more Of the same class of Outstanding Equity Securities:

__NO__

Offering and Securities Related.

Any Delisting of the Issuers’ Securities by Any securities exchange

__NO__

Any Current Past or Pending Trading Suspensions by Securities and Exchange Commission (SEC) and Exchanges or regulators.

__NO__

Estimate Amount Spent Each Year for last 2 fiscal years.

Research Expenses / Activities:

__$__5,000_________

Development Expenses / Activities:

__$__5,000_________

Intellectual Property:

We do not currently hold rights to any intellectual property rights.

Business Trade Secrets:

__YES/ Confidential__

Patents:

NO Patents__

Trademarks:

__ 1 Trademark Logo in registration.__

Property & Facilities:

We have no assets, properties, or facilities.

Corporate Accounts:

Business Checking Account: J.P. Morgan Chase Checking

Securities Brokerage Account: NO __

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Related Party Transactions Disclosure.

At the time of this offering, there are no related party transactions or relationships between us and our current directors, executive officers, and stockholders beneficially owning more than 5% of our outstanding shares of common stock other than the transactions and relationships described herein related to AFR Inc.

No Loans.

There are no Loans from Directors, Officers, Stockholders and Affiliated Parties.

Material Interest (Direct or Indirect).

The company has no direct and indirect material interest in any financial transactions, arrangements, relationships including indebtedness, guarantee of indebtedness, transactions, arrangements.

Government Regulations.

We are unaware of and do not anticipate having to expend significant resources to comply with any local, state and governmental regulations. We are subject to the laws and regulations of those jurisdictions in which we plan to offer our products and services, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Employees and Employment Agreements.

Our officers have the flexibility to work on our business as required to execute the business plan and are prepared to devote more time to our operations as may be required. We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our directors and officers. During the implementation of our business plan, we intend to hire employees and service providers to assist in the development of our business plan.

Research and Development.

Since our inception to the date of this Offering Circular, the company has spent $0 on research and development activities other than those stated in our financial statements.

Reports to Security Holders.

After the completion of this Tier II, Regulation A offering, we will become subject to the information and periodic reporting requirements of the Form 1A filers.

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Such periodic reports, proxy statements and other information will be available for inspection and available at the SEC Website at www.SEC.GOV. We will furnish the following reports, and information to shareholders of record:

(I). Reporting Requirements under Tier II of Regulation

A. Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A.

We will be required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z.

The necessity to file current reports will be triggered by certain corporate events, like the ongoing reporting obligation faced by issuers, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available at the website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A. The company may in the future file a Form 8-A and elect to come under the Exchange Act and it’s reporting requirements, but there is no assurance the company will elect to do so.

(II). Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending on December 31, our board of directors will cause to be mailed or made available, by any reasonable means, to each Stockholder as of a date selected by the board of directors, an annual report containing financial statements of the company for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the board of directors.

The board of directors shall be deemed to have made a report available to each stockholder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by us and available for viewing by the stockholders.

Legal Proceedings.

As of August 1, 2021, we are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, financial condition, or operating results.

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Further, to the company’s knowledge, no such proceedings have been threatened against the company. We may become party or involved in material legal proceedings or litigation in the future.

Governing Law, and Venue.

This Agreement shall be construed in accordance with, and governed by, the laws of the Florida.

Emerging Growth Company Status.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation. Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:

the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;

the last day of the fiscal year following the fifth anniversary of the effective date of this registration statement;

the date on which we have, during the previous three-year period, issued more than $1 billion in non- convertible debt; and

the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act.

We will qualify as a large, accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months. The value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter.

The Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards and such election is irrevocable if made. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

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ITEM 8: DESCRIPTION OF PROPERTY

We do not own or lease any property. However, in the future we intend to purchase or lease property.

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ITEM 9: MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Management’s Discussion, Analysis & Results of Operations.

The following management's discussion and analysis (“MD&A”) should be read in conjunction with financial statements of _AFR INC._ for the period from inception to__ August 1, 2021, and the notes thereto. Additional information relating to__ is available at www.AFRFIN.com/IR.

Safe Harbor for Forward-Looking Statements.

Certain statements included in this MD&A constitute forward-looking statements, including those identified by the expressions anticipate, believe, plan, estimate, expect, intend, and similar expressions to the extent they relate to AFR Inc. Or its management. These forward-looking statements are not facts, promises, or guarantees; rather, they reflect current expectations regarding future results or events. These forward-looking statements are subject to risks and uncertainties that could cause actual results, activities, performance, or events to differ materially from current expectations. These include risks related to revenue growth, operating results, industry, products, and litigation, as well as the matters discussed in _AFR Inc.’s MD&A under Risk Factors. Readers should not place undue reliance on any such forward-looking statements. AFR Inc._ disclaims any obligation to publicly update or to revise any such statements to reflect any change in the company’s expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included in this report.

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this offering circular or prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that reflect our current views with respect to future events and financial performance, which involve risks and uncertainties. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this offering circular or prospectus.

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These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions. You should review the “Risk Factors” section of this offering circular or prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. All material statements or information are made under Safe Harbor Rules.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common shares” refer to the common shares in our capital stock.

Overview

AFR Inc. is an education and Digital Platform Services company.

Results of Operations

There is limited historical financial information about us upon which to base an evaluation of our performance. We have not generated revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See “Risk Factors”). To become profitable and competitive, we must develop the business plan and execute the plan. Our management will attempt to secure financing through various means including borrowing and investment from institutions and private individuals. Since inception, most of our time has been spent developing, researching, refining, and implementing our business plan. During the period from inception to August 2021, we did not generate any income. We incurred total operating expenses indicated on our financial statements.

Liquidity and Capital Resources

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The company has not generated any revenues since inception and sustained an accumulated net loss. These factors, among others, raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period. The company’s continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to obtain capital from third parties. No assurance can be given that the company will be successful in these efforts. The company currently has no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

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Our director and officers have made no commitments, written or oral, with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

If the company is unable to raise the funds partially through this offering, the company will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that the company will be able to keep costs from being more than these estimated amounts or that the company will be able to raise such funds. Even if we sell all shares offered through this Offering Circular, we expect that the company will seek additional financing in the future. However, the company may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If the company is unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, the company may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that the company will be required to seek protection from creditors under applicable bankruptcy laws.

Audit and Disclosure of Controls and Procedures.

(I).  Financial Auditors.

AFR Inc. initially is only required to provide only an inception audit. Our audited consolidated financial statements for the periods will be filed and included in future statements and included in reliance on the reports of independent public accountants, given on this firm’s authority as experts in auditing and accounting.

(II).  Evaluation of Disclosure Controls and Procedures.

The company intends to conduct, record, process, summarize and report Evaluation of Disclosure Controls and Procedures and Report on Internal Control over Financial Reporting after conducting our offering. The company will carry out an evaluation, under the supervision and with the participation of President and officers, of the effectiveness of our disclosure controls and procedures as defined by Regulation A Tier 2 Control Requirements. Our officers do not expect that our disclosure controls and procedures or our internal controls will prevent all error or fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Due to the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. To address the material weaknesses, we intend to perform additional analysis and other post-closing procedures in an effort to ensure our financial statements prepared in accordance with the Regulation A Tier 2 Control Requirements. Accordingly, management believes that the financial statements included in this report fairly present in all material respects our financial condition, results of operations and cash flows for the periods presented.

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(III).  Management's Report on Internal Control over Financial Reporting.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Rule 13a-15(f) under the Securities Exchange Act, as amended. Internal control over financial reporting is a process designed by, or under the supervision of, the Chief Executive Officer and other officers and effected by our Board of Directors, management, and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance Regulation A Tier 2 Control Requirements. The framework our management uses to evaluate the effectiveness of our internal control over financial reporting is based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) or any other best practices required by Regulation A Tier 2 Control Requirements. The company intends to implement Internal Controls and Financial Reporting systems in accordance with the Regulation A Tier 2 Control Requirements.

(VI).  Change in Internal Control Over Financial Reporting.

There were no changes in our internal control over financial reporting that occurred during our last fiscal year that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

(V).  Attestation Report of the Registered Public Accounting Firm.

This registration statement does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. The Auditor is currently only required to provide and inception audit in accordance with the Regulation A Tier 2 Control Requirements.

Plan of Operation

The company does not have any previous revenue from operations. If the Offering is not fully subscribed, we may not have sufficient internal and external sources of liquidity with which to implement our business plan and thereon may be forced to delay, cut back or curtail some or all planned operations. The company should be able to satisfy its cash requirements indefinitely if this offering is fully subscribed. Management believes that with a total amount of $50,000,000, obtained either through this Offering or a combination of private stock offerings and results of operations. The company believes that the offering if successful will satisfy its existing flow requirements for at least the next 12-18 months.

If this Offering is fully subscribed the company believes it can deploy its business plan as set forth herein within the next twelve calendar months, although there can be no assurance that unforeseen events might not interrupt this schedule. In addition, the company intends to devote a significant portion of the proceeds of this offering-to-offering related expenses.

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The company may want to raise additional capital or funds to facilitate further growth through various initiatives, products, services, platforms, and apps. The company has established the following milestones for projected business Initiatives:

1. One to Twelve months out (Year 1):

GAIN APPROVAL. Gain Effective Registration Approval from the SEC relating to this Regulation A Plus offering Registration filing.

RAISE CAPITAL. Raise approximately $50 M in equity capital through the Reg A Offering. Conduct Investor outreach.

PAY FOR ANNUAL EXPENSES. Incur expenses of up to $7,040,000 on annual expenses. We intend to utilize the offering proceeds to pay for annual expenses including but not limited to Audit expenses, Accounting expenses, OTCQB Exchange expenses, Transfer Agent expenses, Corporate expenses, Legal expenses, Director Salaries and Corporate Governance expenses, Designated Marker Maker, Broker Dealer expenses, Securities related expenses, Investment Banking expenses, Salaries or payroll expenses, Technology expenses, Travel expenses, Travel Related expenses, entertainment expenses, marketing expenses, business unit expenses, operational expenses, contingency expenses, research expenses, development expenses, and administrative, office rent, facilities, security, real estate related expenses, and other professional services expenses.

DEVELOP, EXECUTE, AND MANAGE PRODUCTS AND OPERATING BUSINESSES.

Develop the AFR Pages and Education Platform online, mobile, digital platforms, applications, and integrated systems.

AFR Pages Platform Development, Content, Operations $60,000 X 8 employees = $480,000

AFR Digital Platform Development, Content, Operations $60,000 X 8 employees = $480,000

$960,000 Development Expenses

SCALE. Sell, Market, Drive, Manage, Support, Scale, and Grow.

Marketing & Content $60,000 X 8 employees = $480,000

Marketing – Utilize Proceeds to attract clients = 2,000,000

Marketing Expenses 2,480,000

Revenue Goal. Goal of gaining 100,000 new membership clients at $10 per month initially on the AFR Pages Platform to generate approximately ($120 Per Year (X) multiplied by 100,000 users) $12,000,000 in gross revenues per year. We cannot guarantee this goal being achieved but we intend to grow the business and generate substantial value to our stakeholders.

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2. Twelve months out (Year 2):

RAISE CAPITAL. Raise approximately $50 M in equity capital through the Reg A Offering. Conduct Investor outreach.

PAY FOR ANNUAL EXPENSES. Incur expenses of up to $7,040,000 on annual expenses. We intend to utilize the offering proceeds to pay for annual expenses including but not limited to Audit expenses, Accounting expenses, OTCQB Exchange expenses, Transfer Agent expenses, Corporate expenses, Legal expenses, Director Salaries and Corporate Governance expenses, Designated Marker Maker, Broker Dealer expenses, Securities related expenses, Investment Banking expenses, Salaries or payroll expenses, Technology expenses, Travel expenses, Travel Related expenses, entertainment expenses, marketing expenses, business unit expenses, operational expenses, contingency expenses, research expenses, development expenses, and administrative, office rent, facilities, security, real estate related expenses, and other professional services expenses.

DEVELOP, EXECUTE, AND MANAGE PRODUCTS AND OPERATING BUSINESSES.

Develop the AFR Pages and Education Platform online, mobile, digital platforms, applications, and integrated systems.

AFR Pages Platform Development, Content, Operations $60,000 X 8 employees = $480,000

AFR Digital Platform Development, Content, Operations $60,000 X 8 employees = $480,000

$960,000 Development Expenses

SCALE. Sell, Market, Drive, Manage, Support, Scale, and Grow.

Marketing & Content $60,000 X 8 employees = $480,000

Marketing – Utilize Proceeds to attract clients = 2,000,000

Marketing Expenses 2,480,000

Revenue Goal. Goal of gaining 500,000 new membership clients at $30 per month on the AFR Pages Platform to generate approximately ($360 Per Year multiplied (X) by 500,000 users) $180,000,000 in gross revenues per year. We cannot guarantee this goal being achieved but we intend to grow the business and generate substantial value to our stakeholders.

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3. Twenty-Four months out (Year 3):

RAISE CAPITAL. Raise approximately $50 M in equity capital through the Reg A Offering. Conduct Investor outreach.

PAY FOR ANNUAL EXPENSES. Incur expenses of up to $7,040,000 on annual expenses. We intend to utilize the offering proceeds to pay for annual expenses including but not limited to Audit expenses, Accounting expenses, OTCQB Exchange expenses, Transfer Agent expenses, Corporate expenses, Legal expenses, Director Salaries and Corporate Governance expenses, Designated Marker Maker, Broker Dealer expenses, Securities related expenses, Investment Banking expenses, Salaries or payroll expenses, Technology expenses, Travel expenses, Travel Related expenses, entertainment expenses, marketing expenses, business unit expenses, operational expenses, contingency expenses, research expenses, development expenses, and administrative, office rent, facilities, security, real estate related expenses, and other professional services expenses.

DEVELOP, EXECUTE, AND MANAGE PRODUCTS AND OPERATING BUSINESSES.

Develop the AFR Pages and Education Platform online, mobile, digital platforms, applications, and integrated systems.

AFR Pages Platform Development, Content, Operations $60,000 X 8 employees = $480,000

AFR Digital Platform Development, Content, Operations $60,000 X 8 employees = $480,000

$960,000 Development Expenses

SCALE. Sell, Market, Drive, Manage, Support, Scale, and Grow.

Marketing & Content $60,000 X 8 employees = $480,000

Marketing – Utilize Proceeds to attract clients = 2,000,000

Marketing Expenses 2,480,000

Revenue Goal. Goal of gaining 500,000 new membership clients at $30 per month on the AFR Pages Platform to generate approximately ($360 Per Year multiplied (X) by 500,000 users) $180,000,000 in gross revenues per year. We cannot guarantee this goal being achieved but we intend to grow the business and generate substantial value to our stakeholders.

The company has established a minimum annual operating budget of $7,040,000 to cover general and administrative (salaries, rent, IT, etc.), product marketing, legal and accounting, transfer agent fees, and miscellaneous expenses. If the company cannot raise $7,040,000 in this offering or through profits within 12 months, it will cease to operate.

These are estimates and approximations and there is no assurance the company will be able to achieve these exact numbers.

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There may some fluctuations due to real estate market pressures, competition for potential properties, and the varying regulatory environment in various states.

The company retains the right to increase the aforementioned expense figures.

Trends and Key Factors Affecting Our Performance.

We plan to invest significant resources to accomplish our goals, and we anticipate that our operating expenses will continue to increase for the foreseeable future, particularly technology expenses, marketing expenses, sales expenses, distribution expenses, maintenance expenses, and overhead expenses. These investments are intended to contribute to our long-term growth; however, they may affect our short-term profitability.

Trends in Production.

As of the date of this offering we have NO Production trend information.

State of the Order Book.

As of the date of this offering we have NO order book.

Expenses Trend Information.

As of the date of this offering we have NO expenses trend information.

Selling Price Trends Since the Latest Financial Year.

As of the date of this offering we have NO Selling Price Trend Information.

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ITEM 10: DIRECTIORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Management is not currently receiving compensation. Vice Presidents are in title only. The table below sets forth our officers as of the date of this Offering Circular.

Name(1)	Position	Age	Term of Office	Hours/Week
Kamran Heydari	CEO, Director	44	04-1-2020 to Present	Full-time
Shaun Gold	CMO, Director	33	06-15-2020 to Present	As Required
Serge Guzman	COO	37	06-15-2020 to Present	As required
James Jegede	CFO	37	06-15-2020 to Present	As required

1.1. Kamran Heydari: Founder, Inventor, Chairman, and President

•	Mr. Heydari oversees all aspects of the company.
•	Mr. Heydari is an entrepreneur, investor, and executive that has worked in the financial and technology industry for over 25 years.
•	B.A. History, George Mason University, 2001.

1. 2. Shaun Gold: Vice President of Marketing

•	Mr. Gold is vice president of Marketing.
•	Mr. Gold has worked in the entertainment and event marketing industries for over 15 years.
•	B.A. Entrepreneurship. University of Miami, 2007.

1. 3. Sergio Guzman Vice President of Operations

•	Mr. Guzman is vice president of operations.
•	Mr. Guzman has worked in the real estate and consulting industry for over 15 years.
•	B.A. Information Technology. Mount Saint Mary College, 2005.

1. 4. James Jegede, CPA, CGFM, and Vice President of Finance

•	Mr. Jegede will be our future Chief Financial Officer upon the successful consummation of this offering.
•	Mr. Jegede is a CPA and Principal owner of Exact Financial Services.
•	Mr. Jegede has 15 years of business, accounting, management, and professional experience.
•	Mr. Jegede is Certified Government Financial Manager(CGFM)and worked for the Baltimore County Auditor’s Office.
•	Mr. Jegede received a dual degree in Economics and Business Administration from Western Maryland College/McDaniel College, 2003.
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Board Members are not currently receiving compensation. The table below sets forth our Directors as of the date of this Offering Circular.

Board of Directors

Name(1)	Position	Age	Term of Office	Hours/Week
Kamran Heydari	Chairman, Director	44	04-1-2020 to Present	As Required
Shaun Gold	CMO, Director	33	06-15-2020 to Present	As Required
Logan Tierney	Director	30	06-1-2020 to Present	As required
Chinoso Egwuonwu	Director	37	04-1-2020 to Present	As required
Leora Emami	Director	30	06-1-2020 to Present	As Required

Note:

(1)	If person is a nominee or chosen to become a director or executive officer, we will indicate in the column or by footnote.

(2)	Directors’ column may be left blank for directors. The entire column may be omitted if all those listed in the table work full time for the issuer.

Board Leadership.

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight functions. Each of the Board committees, when established, will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Director Independence.

We use the definition of “independence” derived from Regulation A. An independent director is a person other than an officer or employee of the company or any other individual NOT having an equity ownership (affiliated stockholder) and serving on the board of directors.

Kamran Heydari. Not Independent Director Affiliated Interested Stockholder.

Mr. Heydari is the visionary Founder, Executive Chairman, and Chief Executive Officer (CEO) of AFR Inc. Mr. Heydari is the driving force at AFR Inc. and a majority and controlling shareholder of the company. Mr. Heydari has been instrumental in the creation, development, and execution of AFR Inc. Mr. Heydari focuses on the strategic execution and public company management of AFR Inc. He is responsible for leading the company, overseeing management teams, achieving cutting edge research and product development initiatives, and driving profitability and growth. Prior to AFR Inc., Mr. Heydari has spent 25 years in the financial services, corporate management, asset management, and technology industries. Mr. Heydari has developed expertise in the fields of corporate management, capital markets, investing, shareholder activism, private equity, credit related investments, real estate, financial technology, financial data research, and investor relations. Mr. Heydari holds a B.A. History, George Mason University 2001.

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Shaun Gold. Not Independent Director Affiliated Interested Stockholder.

Mr. Gold serves as vice president of marketing, investor relations, and client growth at AFR Inc. He is a strategic thinker with a focus on operational execution, organizational management, day to day operations, investor relations, and marketing initiatives to drive value creation. Mr. Gold works with the founder and CEO to achieve strategic objectives and to drive operational and financial growth. Prior to AFR Inc., Mr. Gold has spent fifteen years consulting and advising companies, professionals, brands, and celebrities in maximizing their objectives. Additionally, Mr. Gold has worked in the Entertainment, Media, and Event marketing industries for over fifteen years. Mr. Gold is the author of the Amazon best-selling books Better Be U and Promoter Mind, Hustler Heart. Mr. Gold is a public speaker and has guest lectured at colleges and conferences across the country. He holds a B.A. in Entrepreneurship from University of Miami 2007.

Chinoso Egwuonwu. Independent Director.

Mr. Chinoso “Eddie” Egwuonwu is the Founder, Video Producer, and Director at Mesh Media LLC. Mr. Egwuonwu is an expert creating compelling stories via multi-media and new media. Mr. Egwuonwu is also the creator of several multi-series scripted and popular culture content in development. He resides in the greater New York City Area with strong roots in NYC as well as upstate New York.

Logan Tierney. Independent Director.

Ms. Tierney is an accomplished healthcare administration and media professional. Ms. Tierney is focused on providing, managing, and delivering best-in-class health program administration solutions. Currently Ms. Tierney is a Project Manager for Montefiore St. Luke’s Cornwall Hospital. Ms. Tierney holds a B.A. in Latin Studies and Anthropology from SUNY New Platz and a M.A. in Physical and Biological Anthropology from the University at Albany, SUNY.

Leora Emami. Independent Director.

Ms. Leora Emami is focused on creating compelling and profitable consumer and technology experiences. She has studied across the world, including receiving a European degree at Federation for Education In Europe (FEDE) in International Marketing, American University of Sharjah Marketing Degree, Montgomery College Business Administration and Management Degree.

We have a received interest from prospective future employees including a Chief Financial Officer and a Chief Operating officer. We have not yet included them in this offering circular due to the uncertainty of our capital raise and ability to compensate the prospective future employees.

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Corporate Governance

Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of five individuals, two of them being our executive officers. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our officers and directors and the oversight of the accounting functions. The company has adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently have three independent directors.

Conflict of Interest Policies

Our governing instruments do not restrict any of our directors, officers, stockholders, or affiliates from having a pecuniary interest in an investment or transaction in which we have an interest or from conducting, for their own account, business activities of the type we conduct. However, our policies will be designed to eliminate or minimize potential conflicts of interest. A “conflict of interest” occurs when a director’s, officer’s or employee’s private interest interferes in any way, or appears to interfere, with the interests of the company as a whole. Our company and directors must disclose personal conflicts of interest. This policy will provide that any situation that involves, or may reasonably be expected to involve, a conflict of interest must be disclosed immediately to our board of directors and subsequently to our shareholders in our next semi-annual or annual report. These policies may not be successful in eliminating the influence of conflicts of interest. If they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

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ITEM 11: COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Board of Director Compensation Table

Director Compensation. Directors employed by the company currently receive no compensation for serving on the Board of Directors, and for any other services rendered to the company in their capacity as a Director of the company. The company may adopt a Stock Options Plan, under which certain non-employee Directors will be entitled to receive stock options. We reimburse our officers and directors for director expenses. We have no long-term incentive plans in place now but reserve the right to put one in place in the future. We do not compensate our directors for attendance at meetings. Director Agreements. Company has director agreements with its Board Members. The following summary compensation table reflects all compensation that shall be paid to Directors and not received yet.

Name(1)	Position	Cash Compensation 2020	Cash Compensation 2021	Other Compensation	Total Compensation
Kamran	CEO/Director	0	0	0	0
Shaun Gold	CMO/Director	0	0	0	0
Chinoso Egwuonwu	Director	0	0	0	0
Logan Tierney	Director	0	0	0	0
Chinoso Egwuonwu	Director	0	0	0	0

The company has budgeted for the following; 1. A salary of $ 50,000 for each director, totaling $250,000.

Summary Management Compensation Table

The following summary compensation table reflects compensation that shall be paid to management and executives.

Name(1)	Position	Cash Compensation 2021	Cash Compensation 2022	Other Compensation	Total Compensation
Kamran Heydari	President	$120,000	120,000	0	120,000
Shaun Gold	VP of Marketing	80,000	80,000	0	80,000
Sergio Guzman	VP of Operations	80,000	80,000	0	80,000
James Jegede	VP of Finance	80,000	80,000	0	80,000

Employment Agreements. The company has an employment agreement with its Chief Executive Officer Kamran Heydari. Any other employee agreements will be consummated after we complete this offering.

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ITEM 12: SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding beneficial ownership of our common stock as of August 1, 2021, and as adjusted to reflect the sale of shares of our common stock offered by this Offering Circular, by:

Each of our Directors and the named Executive Officers;

All our Directors and Executive Officers as a group; and

Each person or group of affiliated persons known by us to be the beneficial owner of more than 10% of our outstanding shares of Common Stock

All other shareholders as a group

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person's spouse. Percentage of beneficial ownership before the offering is based on 75,000,000 shares of common stock outstanding as of August 1, 2021. Unless otherwise noted below, the address of each person listed on the table is c/o AFR, INC.

Principal Shareholders, Certain Securityholders, and Security Ownership of Management.

The following table shows the beneficial ownership of our Common Stock as of the date of this Offering Circular held by (i) each person known to us to be the beneficial owner of more than five percent (5%) of any class of our shares; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group.

As of _ August 1, 2021, there were _75,000,000___ shares of our Common Stock issued and outstanding, and as at the date of this Offering Circular a total of __83,000,000 __shares of our Common Stock will be outstanding. Beneficial ownership is determined in accordance with the rules of the Commission, and generally includes voting power and/or investment power with respect to the securities held.

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The percentages below are based on fully diluted shares of our Common Stock as of the date of this Offering Circular.

Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares owned by them and set forth opposite the stockholder’s name, except as noted. The address of each stockholder is available from the Company.

Common Shares Beneficially Owned Prior to Offering

Security Ownership of Management & Certain Securityholders Table:

The following table sets forth information regarding the beneficial ownership of our common stock as of August 1, 2021, by:

Title of Securities	Beneficial Owner & Address & Title(s)	Number of Shares	Percentage of beneficial ownership
Common Equity	Kamran Heydari (Shareholder & Director – Affiliated)	74,000,000 Shares	74%
Common Equity	Shaun Gold (Shareholder & Director – Affiliated)	1,000,000 Shares	1%

Notes:

(1)	The address given in this column may be a business, mailing, or residential address.

(2)	IF applicable, any other securityholder who beneficially owns more than 10% of any class of the issuer’s voting securities as such beneficial ownership would be calculated if the issuer were subject to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934.

Common Shares Beneficially Owned After the Offering

Title of Securities	Beneficial Owner & Address & Title(s)	Number of Shares	Percentage of beneficial ownership
Common Equity	Kamran Heydari (Shareholder & Director – Affiliated)	34,000,000 Shares	73%
Common Equity	Shaun Gold (Shareholder & Director – Affiliated)	500,000 Shares	0.5%
Common Equity (New Investor)	New Investors	10,000,000 Shares	10%
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ITEM 13: INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS RELATED PARTY TRANSACTIONS

The company’s officers and directors own the majority of the issued and outstanding controlling shares of the Company. Consequently, they control the operations of the company and will have the ability to control all matters submitted to stockholders for approval, including, but not limited to:

Election of the Board of Directors

Removal of any Directors

Amendments to the company’s Articles of Incorporation or bylaws;

Adoption of measures that could delay or prevent a change in control or impede a merger, takeover, or other business combination.

Thus, our officers and directors will have control over the company’s management and affairs. Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business combination, or discouraging a potential acquirer from making a tender offer for the Common Stock.

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ITEM 14: SECURITIES BEING OFFERED

We are offering 10,000,000 common shares. We have authorized capital stock consisting of 100,000,000 shares of common stock, $0.001 par value per share. As of the date of this filing, we have 74,000,000 shares of Common Stock, issued and outstanding.

Common Stock.

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Common Stock Rights.

The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, bylaws, and other corporate documents. For more detailed information, please see our articles of incorporation, Bylaws and other corporate documents which have been filed as exhibits to this Offering Statement.

General. The company is authorized to issue one classes of stock. The total number of shares of stock which the company is authorized to issue is __15,000,000_ shares of capital stock.

Common Stock.

As of the date of this Offering Circular, the company had _75,000,000_ shares of Common Stock issued and outstanding. The company has not authorized Preferred Stock.

Authorized Capital Stock.

This Corporation is authorized to issue one (1) class of shares of stock, which shall be designated as Common Stock (“Common Stock "). The total number of shares of capital stock that the Corporation is authorized to issue is one hundred million (100,000,000.00) shares, consisting of (100,000,000.00) shares of Common Stock Par Value of $0.000001 per share ("Common Stock "). The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issuance of all or any of the remaining unissued and undesignated shares of Common Stock. Majority Shareholders (60 % or more) shall have the right and not the obligation to approve or disapprove of any issuance.

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Additionally, A Majority Shareholder vote (60 % or more), ratification, and execution and the Board of Director’s formal approval is required to increase or decrease the authorized number of shares of all classes of Common Stock and Preferred Stock if applicable. New capital stock issuance including preferred stock shall require a Majority Shareholder vote (60 % or more) of Common Stock ratification and execution and the Board of Director’s formal approval. The terms, rights, preferences, and privileges of any stock created shall require a Majority vote (60 % or more), ratification, and execution and the Board of Director’s formal approval.

Voting Rights.

General. Holders of Common Stock shall be entitled to (1.00) vote for each share of Common Stock standing in his or her name on the books of the Corporation. The holders of Common Stock shall have voting rights for the election of the Board of Directors.

Majority Voting.

Majority voting shall be (60 % or more). All material actions of the corporation shall require the Majority vote (60 % or more) of Common Stock. Majority Voting (60 % or more) or a qualified majority is the preset threshold value. Unless otherwise required by securities regulatory reporting requirement, the company shall not solicit or required to provide further notice, nor include minority resolutions, or voting proxies. A qualified majority shall be utilized for critical corporate decisions. Cumulative voting in the election for directors is NOT authorized.

Description of Stock.

Common Stock Shareholders participate in the pro-rata earnings of the company shall be allocated prudently, only after all fixed charges, dividends (if declared), capital allocations, capital expenditures. Such actions shall be made at the discretion of the company, the Chairman of the Board of Directors, and via the Approval of Majority Shareholders (60% or more).

Common Stock Rights.

Shareholders all have the same rights and privileges and shall rank equally and share ratably as to all matters. All the rights granted and the powers, preferences, rights, restrictions, designations, qualifications, limitations, and or other matters relating to the Common Stock shall assume the designation of Common Stock set forth in the first (1st) filed Restated Certificate of Incorporation. Shareholders shall elect Board of Directors and Officers to represent their interests.

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Payment. Fully Paid, Validly Issued, and Non-Assessable Stock.

Payment for shares shall be deemed fully paid, validly issued, and non-assessable stock. Any and all stock or shares of Common Stock so issued for which the consideration is so fixed has been paid or delivered to the Corporation shall be deemed fully paid, validly issued, and non-assessable shares of the stock and shall not be liable to any further call or assessment thereon, and the holders of said shares shall not be liable for any further payments in respect of such shares. The Corporation affirms that the outstanding shares shall be and are duly authorized, fully paid, validly issued, and non-assessable shares of the stock in compliance with applicable laws.

Stock Issuance.

The shares of Common Stock may be issued by the Corporation from time to time for such consideration, having a value not less than par value, as may be fixed from time to time by the Board of Directors of the Corporation.

Stock Transfer - Book Form Entry of Stock is permitted.

The Corporation shall permit the Book Form Transfer of Stock and Securities via any means to facilitate the efficient management of shares. There is no material transfer restriction imposed upon the common stock. Corporate Stock or Shares book form is allowed, and Signatures may be executed, effectuated, and effective digitally. Shares of the Corporation Shall be transferable on the record of shareholders upon presentment to the Corporation or an external party including an approved Stock Transfer Agent. Evidence of ownership includes Stock Certificates representing the Shares requested to be transferred, with proper endorsement on the stock certificate or on a separate accompanying document, together with such evidence of the Payment of Transfer related compliance and fees. Transfer of Shares shall be made on the books of the corporation upon surrender of the certificates therefore, endorsed by the person named in the certificate in writing. No Transfer shall be made which is inconsistent with the applicable law. Transfer Agent Shall Maintain Stock Transfer Ledger. Transfer Agents shall be engaged at the discretion of the company leadership to manage and maintain the Stock Transfer Ledger and transfer Books of the Corporation as they are issued. The Signatures of the Board of Directors or Officers upon a certificate may be utilized if a transfer agent countersigns the certificate or registered by a duly authorized transfer agent.

Dividend Policy, Dividends Authorization, and Distribution Rights.

Dividends shall be non-mandatory and non-cumulative. Dividends, allotment, capital retention, capital allocation, and capital distribution shall require a Majority vote (60 % or more) of Common Shareholders and executed via the Board of Director’s formal approval. The announcement of the declaration and distribution of dividends shall be the responsibility of the Board of Directors and the Company, respectively.

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Distributions may include liquidating distributions per share, whether in cash, in kind, in stock (including a stock split) or by any other means the company sees fit. The company will not distribute or pay cash dividends to our Common Stock shareholders. We currently intend to retain future earnings, if any, to finance the development, growth, and expansion of our business and for general corporate purposes. We cannot assure you that we will distribute any cash in the future. Our cash distribution policy is within the discretion of our Board of Directors and will depend upon various factors, including our results of operations, financial condition, capital requirements and investment opportunities. Any future dividend policy will be determined by the company’s Board of Directors based upon conditions then existing, including the company’s earnings, financial condition and capital requirements, as well as such economic conditions, tax implications and other factors as the Board of Directors may deem relevant.

Stock Splits.

Stock Splits shall require a Majority vote (60 % or more) of Common Stock and ratification and executed via the Board of Director’s formal approval.

Stock Buy-Back Program.

The Stock Buy-Back Program shall require a Majority vote (60 % or more) of Common Stock and ratification and executed via the Board of Director’s formal approval.

Board of Directors and Majority Shareholder Approval.

Notwithstanding any other provision of the Articles of Incorporation, the Board of Directors shall have the right to authorize the sale of stock. Majority Shareholders (60% or more) shall have the right but not obligation to approve, reject, abstain regarding the sale of company stock.

Financial, Capital, Liquidity, and Reserves.

The Chairman of the Board of Directors shall be empowered to establish or abolish any such reserves at its discretion. Reserves may be sourced from capital raised or from net profits of the corporation.

Indebtedness.

The company has no debt, liabilities, or payable obligations.

Preferred Stock.

None.

Options and Warrants.

None.

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Legal Matters.

Legal Counsel Providing Shareholders Re Legal Opinion. Unless otherwise indicated in the applicable Offering Circular (Matthew McMurdo, Esq.) has provided a shareholder opinion regarding the validity of the issuance of the shares of common stock for the company. Such Opinions are included as an exhibit to this filing. The validity of the securities offered by this Offering Circular has been passed upon for us by Matthew McMurdo, Esq.

Transfer Agent.

Transfer Agents are responsible for and provide securities transfer ledger management, securities issuance processing, corporate actions management, proxy services, annual meeting services, CUSIP services, reports, records retention, security certificate printing, and lost shareholders services.

The company intends to once we reach the Regulation A Plus Tier 2 shareholders threshold requirements, or upon a proposed listing on the OTCQB to register shares with the following exchange registered transfer agent.

Transfer Agent Name. Pacific Stock Transfer

Address. 6725 Via Austi Pkwy, Suite 300 Las Vegas, Nevada 89119

Transfer Agent Telephone Number. 702-361-3033

Transfer Agent is registered under Exchange Act. YES

Regulatory Authority of the Transfer Agent: Securities and Exchange Commission and Exchanges

Auditor.

Company Accounting Audit and Report shall be conducted in accordance with Public Company Accounting Oversight Board (PCAOB) Company Accounting Report Standards. Interim financial statements may be unaudited.

Auditor Name. Berkower LLC.

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HOW AND WHERE YOU CAN FIND AND OBTAIN MORE INFORMATION AND FILINGS

Disclaimer: We have filed an offering statement on Form 1-A with the Commission under Regulation A of the Securities Act with respect to the Common Stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements made and contained in this Offering Circular concerning the contents of any contract, agreement or other document that is filed as an exhibit to the offering statement are summaries of the terms of those documents and are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement.

Additional Information.

Other sections of this Offering Circular may include additional factors that could adversely affect our business and financial performance. You should rely only on the information contained in this offering circular. The company has not authorized anyone to provide you with different information.

INFORMATION CAN BE FOUND:

SEC EDGAR. You may obtain information filed with the Securities Exchange Commission (SEC) and such material may also be accessed electronically by means of the SEC’s website at www.sec.gov. Edgar Company filing system.

AFR INC. Our website address is (www.afrfin.com). You can email us at INFO@AFRFIN.com. For more complete information about this offering, investors may access information and documents by visiting the Securities and Exchange Commission (SEC) website at www.sec.gov.

Shareholders will have access to annual reports (on Form 1-K) within 120 calendar days of our fiscal year end. Post-IPO- 1SA 3-(Semiannual Form). Post-IPO- 1-U Filing (Fundamental Events Disclosures). Post-IPO- 8 A Filing (Seeking to Register Securities). Post-IPO- Annual General Meeting and Proxy Statement Filing, and Annual Accounting , and Auditing Duties and Filings.

AFR Inc. is incorporated in the state of (Florida) since 2019. Our principal executive offices are located at South Alhambra Circle # 1401 Coral Gables, FL 33146, and our telephone number is (914-275-5061).

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AFR, INC. CO. TABLE OF CONTENTS

517 Route One, Suite 4103 Iselin, NJ 08830 (732) 781-2712

To o the Stockholders and Board of Directors of AFR Inc.

INDEPENDENT AUDITORS’ REPORT

Report on the Financial Statements

We have audited the accompanying financial statements of AFR Inc (the "Company"), which comprise the balance sheets as of December 31, 2020, and 2019, and the related statements of operations, changes in stockholders’ equity, and cash flows for the year ended December 31, 2020, and for the period from March 4, 2019 (inception) to December 31, 2019, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.

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The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AFR Inc as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year ended December 31, 2020, and for the period from March 4, 2019 (inception) to December 31, 2019, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of a Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has no revenue and has experienced losses and a stockholders’ deficit since its inception and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the effects and conditions and management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our conclusion is not modified with respect to this matter.

/s/ A Berkower LLC

Iselin, New Jersey

February 11, 2021

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AFR INC FINANCIAL STATEMENTS

FOR THE PERIODS DECEMBER 31, 2020, and 2019

AFR INC. Balance Sheets

	December 31, 2020	December 31, 2019
Assets

Current Assets
Cash	$77	$74
Total Current Assets	$77	74

Total Assets	$77	$74

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities
Due to Stockholder	$4493	—
Total Current Liabilities	4493	—
Stockholders' Equity (Deficit)
Common stock, $0.000001 par value, 100,000,000 shares authorized; 75,000,000 and 74,000,000 issued and outstanding as of December 31, 2020 and 2019, respectively.	75	74
Additional paid in capital	99	—
Accumulated deficit	(4,590)	—
Total Stockholders’ Equity (Deficit)	(4,416)	74

Total Liabilities and Stockholders' Equity (Deficit)	$77	$74

See accompanying notes to financial statements

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AFR INC.

Statements of Operations

		For the Period March 4, 2019
	For the Year Ended December 31, 2020	(inception) to December 31, 2019
	2020	2019

Operating expenses:
General and administrative expenses	$4,590	$—
Total operating expenses	4,590	—
Net operating loss	(4,590)	—

Net loss before provision (benefit) for income taxes	(4,590)	—
Provision (benefit) for income taxes	—	—
Net loss	$(4,590)	$—

See accompanying notes to financial statements

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AFR INC.

Statements of Changes in Stockholders’ Equity (Deficit)

For the Year Ended December 31, 2020, and for the period from
March 4, 2019 to December 31, 2019

Common Stock, $.000001 Par Value			Additional Paid in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	(Deficit)	(Deficit)

Balance - March 4, 2019	—	—	—	—	—
Issuance of common stock	74,000,000	74	—	—	74
Balance - December 31, 2019	74,000,000	74	—	—	—

Issuance of Common Stock	1,000,000	1	99	—	100
Net loss for the year ended December 31, 2020				(4,590)
Balance - Dec 30, 2020	75,000,000	75	99	(4,590)	(4,416)

See accompanying notes to consolidated financial statements

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AFR INC.

Statements of Cash Flows

		For the Period Ended
	For the Year Ended	March 4, 2019 (inception)
	December 31,2020	to December 31, 2019
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,590)	$—
Adjustments to reconcile net loss to net cash used in operating activities:
Net Cash (used IN) provided by Operating Activities	(4,590)	—

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Shareholder advance	4493	—
Proceeds from sale of common stock	100	74
Net Cash Provided by Financing Activities	4,593	74

Net increase in cash	3	74

Cash - beginning of period	74	—

Cash - end of period	$77	$74

		For the Period March 4
	For the Year Ended	2019 (inception) to
	December 31, 2020	December 31, 2019
	2020	2019

Supplemental Disclosures of Cash Flow Information:

Cash paid during the period for:
Interest	$—	$—
Income taxes	$—	$—

See accompanying notes to financial statements

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AFR INC.

Notes to Financial Statements December 31, 2020, and 2019

NOTE 1- ORGANIZATION AND DESCRIPTION OF BUSINESS

Background

AFR INC. (the Company) is a Florida Corporation that was incorporated on March 4, 2019.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Liquidity and Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

Management believes these conditions raise substantial doubt about the Company’s ability to continue as a going concern for the next twelve months from the date these financial statements were issued.

The ability to continue as a going concern is dependent upon profitable future operations, positive cash flows, and additional financing.

Management intends to raise money through Regulation A.

Concentration of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash.

The Company places its cash with financial institutions of high credit worthiness. At times, its cash with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans use other investment vehicles to reduce any such credit risk exposure and to carefully assess the financial strength and credit worthiness of any parties to which it is a credit counterparty, and as such, it believes that any associated credit risk exposures are limited.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment.

It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Cash Equivalents

Cash equivalents consist of investments with original maturities to the Company of three months or less. The Company had no cash equivalents at December 31, 2020 or 2019.

Risks and Uncertainties

The Company is undertaking a new business venture that is inherently subject to significant risks and uncertainties, including financial, operational, technological, and other risks that could potentially have a risk of business failure.

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AFR INC.

Notes to Financial Statements

December 31, 2020, and 2019

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, (ASU-2014-09) which supersedes the previous revenue recognition requirements and requires entities to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. The Company adopted ASU 2014-09 effective December 1, 2019.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and the respective tax bases.

Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The effect of income tax positions is recognized only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

Recent Accounting Pronouncements

In March 2019, the FASB issued ASU 2018-15, ?Intangibles - Goodwill and Other - Internal-Use Software: Customer's Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement that is a Service Contract, which aligns the requirement for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. This ASU is effective for fiscal years beginning after December 15, 2020.

In February 2016, the FASB issued ASU 2016-02, ?Leases? (Topic 842)? (?ASU 2016-02?) which supersedes FASB ASC Topic 840, ?Leases? and provides principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease, respectively. A lessee is also required to record a right-Recent Accounting of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases. The standard was effective for the Company beginning January 1, 2020. The Company does not expect the impact of adopting ASU 2016-02 will be material.

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AFR INC.

Notes to Financial Statements

December 31, 2020, and 2019

NOTE 3 RELATED PARTY TRANSACTIONS

Due to Stockholder

The Company Majority Stockholder advanced the aggregate amount shown in the accompanying December 31, 2020, balance sheet. The amount due does not bear interest and is expected to be repaid to the Stockholder as and when the company cash flow allows.

NOTE 4 STOCKHOLDERS? EQUITY

The Company has authorized 100,000,000 shares of $0.000001 par value common stock, of which 75,000,000 are issued and 74,000,000 outstanding as of December31, 2020 and 2019 respectively.

NOTE 5 -SUBSEQUENT EVENTS

Beginning in March 2020, the United States economy began suffering adverse effects from the outbreak of coronavirus disease (COVID-19), which the World Health Organization has declared a Public Health Emergency of International Concern. The company cannot predict the potential impact of COVID-19 impact on its financial condition or future operations at this time.

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Berkower LLC.

517 Route One, Suite 4103

Iselin, NJ 08830

(732) 781-2712

Miami Los Angeles Cayman Islands

INDEPENDENT AUDITORS REPORT To the Stockholders and Board of Directors of AFR Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of AFR Inc (the "Company"), which comprise the balance sheets as of December 31, 2020, and 2019, and the related statements of operations, changes in stockholders? equity, and cash flows for the year ended December 31, 2020, and for the period from March 4, 2019 (inception) to December 31, 2019, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.

The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s Internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AFR Inc as of December 31, 2020, and 2019, and the results of its operations and its cash flows for the year ended December 31, 2020, and for the period from March 4, 2019 (inception) to December 31, 2019, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of a Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has no revenue and has experienced losses and a stockholder’s deficit since its inception and has stated that substantial doubt exists about the Company’s ability to continue as a going concern.

Management’s evaluation of the effects and conditions and Management’s plans regarding these matters are also described in Note 2.

The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our conclusion is not modified with respect to this matter.

Berkower LLC

Iselin, New Jersey

February 11, 2021

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PART III

EXHIBITS INDEX

Exhibit 2.	Charter and Bylaws Articles of Incorporation of AFR, Inc. (March 4,2019) By-Laws of __AFR, Inc. (March 4,2019)

Exhibit 3	Stock Certificate(s)

Exhibit 4.	Stock Purchase Agreement and Subscription Agreements Stock Purchase Agreement Kamran Heydari (March 4,2019) Stock Purchase Agreement Shaun Gold (June 15, 2020)

Exhibit 6.	Material Contracts
Board of Director Agreement Kamran Heydari (March 4,2019)
Board of Director Agreement Kamran Heydari (June 15, 2020)
Board of Director Agreement Logan Tierney (June 15, 2020)
Board of Director Agreement Chinoso Egwuonwu (June 15, 2020)
Board of Director Agreement  Leora Celine Emami (June 15, 2020)
Employment Agreements Kamran Heydari (March 4,2019)
BOD Audit Notice, Minutes, Meeting Resolutions Approval (March 25, 2021)

Exhibit 9.	Auditor : Berkower LLC. A. Independent Auditors Report 2020 and 2019 B. F1 -Financial Statements (GAAP) and Audit Report 2020 and 2019

Exhibit 12.	Opinion re Legality McMurdo Law Group, LLC. (February 22,2021)

Exhibit 15.	Additional exhibits
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